As filed with the Securities and Exchange Commission on May 31, 2018

Registration No. 333-224132

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 2
to

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

ALPHA NETWORK ALLIANCE VENTURES INC.

(Exact name of registrant as specified in its charter)

Delaware	7370	45-1649826
(State or Other Jurisdiction of	(Primary Standard Industrial	(IRS Employer
Incorporation or Organization)	Classification Number)	Identification Number)

11801 Pierce St., 2nd Floor Riverside, California 92505 (888) 770-5084
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Eleazar Rivera
President
Alpha Network Alliance Ventures Inc.
11801 Pierce St., 2nd Floor,
Riverside, California 92505
(888) 770-5084
(Address, including zip code, and telephone number,
including area code, of agent for service)

Copies to:

Thomas E. Puzzo, Esq.
Law Offices of Thomas E. Puzzo, PLLC
3823 44th Ave. NE
Seattle, Washington 98105
Telephone No.: (206) 522-2256

Approximate date of proposed sale to the public: As soon as practicable and from time to time after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☑
Emerging growth company ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class			Proposed Maximum		Proposed Maximum
of Securities	Amount to Be		Offering Price		Aggregate	Amount of
to be Registered	Registered (1)		per Share		Offering Price	Registration Fee
Common Stock, par value $0.0001 per share	100,000,000	(2)	$0.45	(2)	$45,000,000	$5,602.50
Common Stock, par value $0.0001 per share	10,000,000	(3)	$0.45	(4)	$4,500,000	$560.25
TOTAL	110,000,000		$0.45		$49,500,000	$$6,162.75

____________________

(1) In the event of a stock split, stock dividend or similar transaction involving our common stock, the number of shares registered shall automatically be increased to cover the additional shares of common stock issuable pursuant to Rule 416 under the Securities Act of 1933, as amended.

(2) The registration fee for securities to be offered by the Registrant is based on an estimate of the proposed maximum aggregate offering price of the securities, and such estimate is solely for the purpose of calculating the registration fee pursuant to Rule 457(o).

(3) This registration statement also covers the resale under a separate resale prospectus (the “Resale Prospectus”) by the selling stockholders of the Registrant of up to 10,000,000 shares of common stock, $0.0001 par value per share (the “Common Stock”).

(4) The offering price has been estimated solely for the purpose of computing the amount of the registration fee in accordance with Rule 457(o).  Our common stock is not traded on any national exchange and in accordance with Rule 457, the offering price was determined by the price of the shares that were sold to our shareholders in a private placement pursuant to an exemption from registration under the Securities Act.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(A), MAY DETERMINE.

THE INFORMATION IN THIS PRELIMINARY PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THESE SECURITIES MAY NOT BE SOLD UNTIL THE REGISTRATION STATEMENT FILED WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION (“SEC”) IS EFFECTIVE. THIS PRELIMINARY PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION DATED MAY 31, 2018

ALPHA NETWORK ALLIANCE VENTURES INC.

100,000,000 OF COMMON STOCK OFFERED BY ALPHA NETWORK ALLIANCE VENTURES INC.

10,000,000 SHARES OF COMMON STOCK OFFERED BY SELLING STOCKHOLDERS

This prospectus relates to both (i) the initial public offering of our common stock, in which we are offering a maximum of 100,000,000 of our common stock, and (ii) the resale by certain selling stockholders of Alpha Network Alliance Ventures Inc. of up to 10,000,000 shares of common stock held by selling stockholders of Alpha Network Alliance Ventures Inc. Although our shares of common stock are quoted on the OTC PINK tier of the OTC Markets Group Inc. under the symbol “ANAV”, there has been a nominal trading market for our securities and an active public market may never develop, or, if any active market does develop, it may not be sustained. While we will receive proceeds from our own sale of our common stock, we will not receive any of the proceeds from the sale of the shares by the selling stockholders. We are an “emerging growth company” under applicable Securities and Exchange Commission rules and will be subject to reduced public company reporting requirements. Any purchaser of common stock in the offerings may be the only purchaser, given the lack of a minimum offering amount.

In our initial public offering, we are offering for sale a total of 100,000,000 shares of common stock at a fixed price of $0.45 per share for the duration of the offering.  There is no minimum number of shares that must be sold by us for the offering to proceed, and we will retain the proceeds from the sale of any of the offered shares.  The offering is being conducted on a self-underwritten, best efforts basis, which means our management, will attempt to sell the shares.  This Prospectus will permit our President and a director, Mr. Eleazar Rivera, and Ronie Tan, a director, to sell the shares directly to the public, with no commission or other remuneration payable to them for any shares they may sell. Mr. Rivera and Mr. Tan will sell the shares and intend to offer them to friends, family members and business acquaintances. Mr. Rivera and Mr. Tan will not sell any of their respective shares until the Company sells all of the 100,000,000 shares in its offering.  In offering the securities on our behalf, Mr. Rivera and Mr. Tan will rely on the safe harbor from broker-dealer registration set out in Rule 3a4-1 under the Securities and Exchange Act of 1934.  The shares will be offered at a fixed price of $0.45 per share for the duration of the offering, which is a period of 16 months from the effective date of this prospectus.

In the resale by Mr. Rivera and Mr. Tan, they will be offering our shares of common stock at a fixed price of $0.45 per share for the duration of the offering. Each of Mr. Rivera and Mr. Tan may be deemed to be an “underwriter” as such term is defined in the Securities Act of 1933, as amended (the “Securities Act”).  The net proceeds to be received by the Mr. Rivera and Mr. Tan is $4,500,000, assuming that the Mr. Rivera and Mr. Tan sell all 10,000,000 shares they are collectively offering.

Any funds that we raise from our offering of 100,000,000 shares will be immediately available for our use and will not be returned to investors. We do not have any arrangements to place the funds received from our offering of 100,000,000 shares of common stock in an escrow, trust or similar account. Accordingly, if we file for bankruptcy protection or a petition for involuntary bankruptcy is filed by creditors against us, your funds will become part of the bankruptcy estate and administered according to the bankruptcy laws.  If a creditor sues us and obtains a judgment against us, the creditor could garnish the bank account and take possession of the subscriptions.  As such, it is possible that a creditor could attach your subscription which could preclude or delay the return of money to you.  If that happens, you will lose your investment and your funds will be used to pay creditors.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

Investing in our common stock involves a high degree of risk. Before buying any shares, you should carefully read the discussion of material risks of investing in our common stock in “Risk Factors” beginning on page 5 of this prospectus.

The following table of contents has been designed to help you find information contained in this prospectus. We encourage you to read the entire prospectus.

Until _________ ___, 2018 (90 business days after the effective date of this prospectus) all dealers that effect transactions in these securities whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealer’s obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

A CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements which relate to future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology such as “may”, “should”, “expects”, “plans”, “anticipates”, “believes”, “estimates”, “predicts”, “potential” or “continue” or the negative of these terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks in the section entitled “Risk Factors,” that may cause our or our industry’s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements.

While these forward-looking statements, and any assumptions upon which they are based, are made in good faith and reflect our current judgment regarding the direction of our business, actual results will almost always vary, sometimes materially, from any estimates, predictions, projections, assumptions or other future performance suggested herein. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.

PROSPECTUS SUMMARY

As used in this prospectus, references to the “Company,” “we,” “our”, “us”, “Alpha Network” or “Alpha Network Alliance Ventures Inc.” refer to Alpha Network Alliance Ventures Inc. unless the context otherwise indicates.

The following summary highlights selected information contained in this prospectus. Before making an investment decision, you should read the entire prospectus carefully, including the “Risk Factors” section, the financial statements, and the notes to the financial statements.

OUR COMPANY

Corporate Background and Business Overview

Alpha Network Alliance Ventures Inc. was incorporated under the laws of the state of Delaware on August 12, 2010. From March 2011 through the end of December 2017, we were engaged in the development of a social networking website, www.kababayanko.com, for overseas workers from the Philippines and others who share or are interested in their lifestyle. Since January 2018, our business has focused on the marketing and sale of food supplements and vitamins. Our fiscal year end is December 31, and we have no subsidiaries. Our social networking website aims to provide overseas workers from the Philippines with a platform to share their overseas working and living experiences, and interact with a community of Filipino overseas workers from around the world.

Our business offices are currently located at 11801 Pierce St., 2nd Floor, Riverside, California 92505. Our telephone number is (888) 770-5084. We have a website located at www.kababayanko.com; however, the information contained on our website does not form a part of the registration statement of which this prospectus is a part.

From March 2011 until the end of December 2017, we operated a social networking website for overseas workers from the Philippines, www.kababayanko.com. Since January 2018, our business has focused on the marketing and sale of food supplements and vitamins. We expect our website to be ready for public launch within 2 months following successful completion of this Offering, provided that we have correctly estimated the funds required to execute our business plan. If we are successful in completing and launching our website, we anticipate that we will generate nominal revenues within 6 to 12 months following the website launch.

Certain Information about this Offering

	Offering Price Per Share	Commissions	Proceeds to Company Before Expenses if 10% of the shares are sold	Proceeds to Company Before Expenses if 50% of the shares are sold	Proceeds to Company Before Expenses if 100% of the shares are sold

Common Stock	$0.45	Not Applicable	$4,500,000	$22,500,000	$45,000,000
Totals	$0.45	Not Applicable	$4,500,000	$22,500,000	$45,000,000

In the resale by certain selling stockholders, the selling stockholders will be offering our shares of common stock at a fixed price of $0.45 per share for the duration of the offering. Each of the selling stockholders, Lance Rivera and Ronie Tan, may be deemed to be an “underwriter” as such term is defined in the Securities Act of 1933, as amended (the “Securities Act”).  The net proceeds to be received by the selling stockholders is $4,500,000, assuming that the selling shareholders sell all 10,000,000 shares they are collectively offering.

There has been a nominal market for our securities and a meaningful public market may never develop, or, if any meaningful market does develop, it may not be sustained.  Our common stock is not traded on any exchange, and it is only traded on the OTC Pink tier of the OTC Markets Group, Inc.

Emerging Growth Company

We are an “emerging growth company” within the meaning of the federal securities laws. For as long as we are an emerging growth company, we will not be required to comply with the requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, the reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements and the exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We intend to take advantage of these reporting exemptions until we are no longer an emerging growth company. For a description of the qualifications and other requirements applicable to emerging growth companies and certain elections that we have made due to our status as an emerging growth company, see “Risk Factors—Risks Related to this Offering and our Common Stock – We are an ‘emerging growth company’ and we cannot be certain if the reduced disclosure requirements applicable to emerging growth companies will make our common stock less attractive to investors” on page 10 of this prospectus.

We have one executive officer, Mr. Eleazar Rivera, who serves as our President, Secretary and Treasurer. We have two directors: Mr. Rivera and Mr. Ronie Tan. We are a development stage company that has generated nominal revenues and has had limited operations to date. From March 24, 2011 (date of inception) to December 31, 2017 we have incurred accumulated net losses of $3,006.271. As of December 31, 2017 we had $53,714 in total assets and total liabilities of $2,144,980. We have sold and issued an aggregate of 113,405,751 shares of our common stock since our inception through the date of this Prospectus. 50,543,020 (or 44.57%) of the 113,405,751 shares are held by our sole officer and a director, Eleazar Rivera. 51,418,000 (or 45.3%) of the 113,405,751 shares are held by Ronie Tan.

Due to the uncertainty of our ability to meet our current operating and capital expenses, our independent auditors have included a going concern opinion in their report on our audited financial statements for the period ended December 31, 2016. The notes to our financial statements contain additional disclosure describing the circumstances leading to the issuance of a going concern opinion by our auditors.

THE OFFERING

The Offering

Securities offered:	We are offering up to 100,000,000 of our common stock. The selling stockholders are hereby offering up to 10,000,000 shares of our common stock.

Offering price:	The selling stockholders will offer and sell their shares of common stock at a fixed price of $0.45 per share for the duration of the offering.

Shares outstanding prior to offering:	113,405,751

Shares outstanding after offering:	213,405,751

Market for the common shares:	Although our shares of common stock are quoted on the OTC Pink tier of the OTC Markets Group Inc. under the symbol “ANAV”, there has been only a nominal trading market for our securities and a meaningful public market may never develop, or, if any meaningful market does develop, it may not be sustained. There can be no assurance that any meaningful market for our stock will develop for our common stock., or, if developed, that it will be sustained. Consequently, a purchaser of our common stock may find it difficult to resell the securities offered herein should the purchaser desire to do so when eligible for public resale.

SUMMARY FINANCIAL INFORMATION

The tables and information below are derived from our audited financial statements for the three months ended March 31, 2018. Our working capital as at March 31, 2018 was $(2,277,473).

March 31, 2018 ($)

Financial Summary
Cash and Deposits	6,560
Total Assets	89,681
Total Liabilities	2,367,164
Total Stockholder’s Equity (Deficit)	2,277,473

RISK FACTORS

An investment in our common stock involves a number of very significant risks. You should carefully consider the following known material risks and uncertainties in addition to other information in this prospectus in evaluating our company and its business before purchasing shares of our company’s common stock. You could lose all or part of your investment due to any of these risks.

RISKS RELATING TO OUR COMPANY

Our auditors have expressed substantial doubt about our ability to continue as a going concern.

Our audited financial statements for the year ended December 31, 2017 were prepared assuming that we will continue our operations as a going concern. We were incorporated on August 12, 2010 and do not have a history of earnings. As a result, our independent accountants in their audit report have expressed substantial doubt about our ability to continue as a going concern. Continued operations are dependent on our ability to complete equity or debt financings or generate profitable operations. Such financings may not be available or may not be available on reasonable terms. Our financial statements do not include any adjustments that may result from the outcome of this uncertainty.

The proceeds of this offering, if any, may not be sufficient to fund planned operations and may not even cover the costs of the offering and you may lose your entire investment.

We are offering a maximum of 100,000,000 shares of our common stock at $0.45 per share, however there is no minimum to our offering. Funds we raise in this offering, if any, may not be sufficient to fund our planned operations and may not even cover the costs of this offering. If we are not able to raise any funds in this offering, our company will be in a worse financial position then prior to commencement of the offering as we will still incur the costs of this offering. If we do not raise sufficient funds in this offering to fund our operations or even cover the costs of this offering, you may lose your entire investment.

There is uncertainty regarding our ability to continue as a going concern, indicating the possibility that we may be required to curtail or discontinue our operations in the future. If we discontinue our operations, you may lose all of your investment.

We have incurred an accumulated deficit of $3,192,478 from our inception on March 24, 2011 to March 31, 2018 and have completed only the preliminary stages of our business plan. We anticipate incurring additional losses before realizing any substantive revenues and will depend on additional financing in order to meet our continuing obligations and ultimately, to attain profitability. We anticipate that our current cash assets will be extinguished by December 31, 2018. The financial statements do not include any adjustments that might result from the uncertainty about our ability to continue our business. If we are unable to obtain additional financing from outside sources and eventually produce enough revenues, we may be forced to sell our assets, or curtail or discontinue our operations. If this happens, you could lose all or part of your investment.

If we are able to raise only minimal funds through this offering, we will not be able to carry out our business and you could lose your entire investment.

Our management has decided that if we cannot sell at least 250,000 shares in this offering, we will not be able to implement any part of our business plan and will have to focus only on maintaining our reporting status with the SEC and the state of Delaware, and you may lose all or some of your investment.

We are in an early stage of development. If we are not able to develop out business as anticipated, we may not be able to generate revenues or achieve profitability and you may lose your investment.

We were incorporated on August 12, 2010. Our website, which we intend to be our sole vehicle for generating revenues, is incomplete. We have few customers, and we have not earned any revenues to date. Our business prospects are difficult to predict because of our limited operating history, early stage of development, and unproven business strategy. Our primary business activities will be focused on the training of sales persons for our food supplements and vitamins business. Although we believe that our business plan has significant profit potential, we may not attain profitable operations and our management may not succeed in realizing our business objectives. If we are not able to develop out business as anticipated, we may not be able to generate revenues or achieve profitability and you may lose your investment.

We expect to suffer losses in the immediate future that may cause us to curtail or discontinue our operations.

We expect to incur operating losses in future periods. These losses will occur because we do not yet have any revenues to offset the expenses associated with the development of our social networking website and our business operations, generally. We cannot guarantee that we will ever be successful in generating revenues in the future. We recognize that if we are unable to generate revenues, we will not be able to earn profits or continue operations. There is no history upon which to base any assumption as to the likelihood that we will prove successful, and we can provide investors with no assurance that we will generate any operating revenues or ever achieve profitable operations. If we are unsuccessful in addressing these risks, our business will almost certainly fail.

We may not be able to execute our business plan or stay in business without additional funding.

Our ability to generate future operating revenues depends in part on whether we can obtain the financing necessary to implement our business plan. We will likely require additional financing through the issuance of debt and/or equity in order to establish profitable operations, and such financing may not be forthcoming. As widely reported, the global and domestic financial markets have been extremely volatile in recent months. If such conditions and constraints continue or if there is no investor appetite to finance our specific business, we may not be able to acquire additional financing through credit markets or equity markets. Even if additional financing is available, it may not be available on terms favorable to us. At this time, we have not identified or secured sources of additional financing. Our failure to secure additional financing when it becomes required will have an adverse effect on our ability to remain in business.

If our estimates related to future expenditures are erroneous or inaccurate, our business will fail and you could lose your entire investment.

Our success is dependent in part upon the accuracy of our management’s estimates of our future cost expenditures for legal and accounting services (including those we expect to incur as a publicly reporting company), for website marketing and development expenses, and for administrative expenses, which management estimates to be approximately between $25,000 and $45,000 over the next twelve months. If such estimates are erroneous or inaccurate, or if we encounter unforeseen costs, we may not be able to carry out our business plan, which could result in the failure of our business and the loss of your entire investment.

Any significant disruption in our website presence or services could result in a loss of customers.

Our plans call for our customers to access our service through our website. Our reputation and ability to attract, retain and serve our customers will be dependent upon the reliable performance of our website, network infrastructure and fulfillment processes (how we deliver services purchased by our customers). Prolonged or frequent interruptions in any of these systems could make our website unavailable or unusable, which could diminish the overall attractiveness of our subscription service to existing and potential customers.

Our servers will likely be vulnerable to computer viruses, physical or electronic break-ins and similar disruptions, which could lead to interruptions and delays in our service and operations and loss, misuse or theft of data. It is likely that our website will periodically experience directed attacks intended to cause a disruption in service, which is not uncommon for web-based businesses. Any attempts by hackers to disrupt our website service or our internal systems, if successful, could harm our business, be expensive to remedy and damage our reputation. Efforts to prevent hackers from entering our computer systems are expensive to implement and may limit the functionality of our services. Any significant disruption to our website or internal computer systems could result in a loss of subscribers and adversely affect our business and results of operations.

We are in a competitive market which could impact our ability to gain market share which could harm our financial performance.

The business of selling food supplements and vitamins is very competitive. Barriers to entry are relatively low, and we face competitive pressures from numerous companies that have existed and been successful in this general market space for many years. There are a number of successful businesses operated by proven companies that offer food supplements and vitamins, such as we do, which may prevent us from gaining enough market share to become successful. These competitors have existing customers that may form a large part of our targeted client base, and such clients may be hesitant to switch over from already established competitors to our service. If we cannot gain enough market share, our business and our financial performance will be adversely affected.

We are a small company with limited resources relative to our competitors and we may not be able to compete effectively.

The food supplements and vitamins businesses of our competitors have longer operating histories, greater resources and name recognition, and a larger base of customers than we have. As a result, these competitors will have greater credibility with our potential customers. They also may be able to adopt more aggressive pricing policies and devote greater resources to the development, promotion, and sale of their services than we may be able to devote to our services. . Therefore, we may not be able to compete effectively and our business may fail.

The loss of the services of our sole officer and director Eleazar Rivera, or Ronie Tan, a director, or our failure to timely identify and retain competent personnel could negatively impact our ability to develop our website and sell our services.

The development of our food supplements and vitamins business will continue to place a significant strain on our limited personnel, management, and other resources. Our future success depends upon the continued services of our executive officers who are developing our business, and on our ability to identify and retain competent consultants and employees with the skills required to execute our business objectives. The loss of the services of either of our officers or our failure to timely identify and retain competent personnel could negatively impact our ability to develop our website and sell our services, which could adversely affect our financial results and impair our growth.

We process, store and use personal information and other data, which subjects us to governmental regulation and other legal obligations related to privacy. Our actual or perceived failure to comply with such obligations could harm our business.

We receive, store and process personal information and other user data, including credit card information for certain users. There are numerous federal, state and local laws around the world regarding privacy and the storing, sharing, use, processing, disclosure and protection of personal information and other user data, the scope of which are changing, subject to differing interpretations, and may be inconsistent between countries or conflict with other rules. We generally comply with industry standards and are subject to the terms of our privacy policies and privacy-related obligations to third parties (including, in certain instances, voluntary third-party certification bodies such as TRUSTe). It is possible that these obligations may be interpreted and applied in a manner that is inconsistent from one jurisdiction to another and may conflict with other rules or our practices. Any failure or perceived failure by us to comply with our privacy policies, our privacy-related obligations to users or other third parties, or our privacy-related legal obligations, or any compromise of security that results in the unauthorized release or transfer of personally identifiable information or other user data, may result in governmental enforcement actions, litigation or negative publicity and could cause our users and advertisers to lose trust in us, which could have an adverse effect on our business. Additionally, if third parties with whom we work, such as advertisers, vendors or developers, violate applicable laws or our policies, such violations may also put our users’ information at risk and could have an adverse effect on our business.

Our business is subject to a variety of U.S. and foreign laws, many of which are unsettled and still developing and which could subject us to claims or otherwise harm our business.

We are subject to a variety of laws in the United States and abroad, including laws regarding data retention, privacy, distribution of user-generated content and consumer protection, that are frequently evolving and developing. The scope and interpretation of the laws that are or may be applicable to us are often uncertain and may be conflicting, particularly outside the United States. For example, laws relating to the liability of providers of online services for activities of their users and other third parties are currently being tested by a number of claims, including actions based on invasion of privacy and other torts, unfair competition, copyright and trademark infringement, and other theories based on the nature and content of the materials searched, the ads posted, or the content provided by users. In addition, regulatory authorities around the world are considering a number of legislative and regulatory proposals concerning data protection and other matters that may be applicable to our business. It is also likely that if our business grows and evolves and our solutions are used in a greater number of countries, we will become subject to laws and regulations in additional jurisdictions. It is difficult to predict how existing laws will be applied to our business and the new laws to which we may become subject.

If we are not able to comply with these laws or regulations or if we become liable under these laws or regulations, we could be directly harmed, and we may be forced to implement new measures to reduce our exposure to this liability. This may require us to expend substantial resources or to discontinue certain products or features, which would negatively affect our business. In addition, the increased attention focused upon liability issues as a result of lawsuits and legislative proposals could harm our reputation or otherwise impact the growth of our business. Any costs incurred to prevent or mitigate this potential liability could also harm our business and operating results.

Our potential customers will require a high degree of reliability in the delivery of our services, and if we cannot meet their expectations for any reason, demand for our products and services will suffer.

Our success depends in large part on our ability to assure generally error-free services, uninterrupted operation of our network and software infrastructure, and a satisfactory experience for our customers’ end users when they use Internet-based communications services. To achieve these objectives, we depend on the quality, performance and scalability of our products and services, the responsiveness of our technical support and the capacity, reliability and security of our network operations. We also depend on third parties over which we have no control. For example, our ability to serve our customers is based solely on our network access agreement with one service provider and on that service provider’s ability to provide reliable Internet access. Due to the high level of performance required for critical communications traffic, any failure to deliver a satisfactory experience to end users, whether or not caused by our own failures could reduce demand for our products and services.

We are dependent on our sole officer and director, Eleazar Rivera, and our director, Ronie Tan, without whose services company business operations could cease.

At this time, Eleazar Rivera, our sole officer and a director, and Ronie Tan, a directors, are responsible for the development and execution of our business plan. If Mr. Rivera or Mr. Tan should choose to leave us for any reason before we have hired additional personnel our operations may fail. Even if we are able to find additional personnel, it is uncertain whether we could find qualified management who could develop our business as described herein or would be willing to work for compensation the Company could afford. Without such management, the Company could be forced to cease operations and investors in our common stock or other securities could lose their entire investment.

We are an “emerging growth company” and we cannot be certain if the reduced disclosure requirements applicable to emerging growth companies will make our common stock less attractive to investors.

We are an “emerging growth company,” as defined in the Jumpstart our Business Startups Act of 2012, and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies, including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We cannot predict if investors will find our common stock less attractive because we will rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

Under the Jumpstart Our Business Startups Act, “emerging growth companies” can delay adopting new or revised accounting standards until such time as those standards apply to private companies. We have irrevocably elected not to avail ourselves to this exemption from new or revised accounting standards and, therefore, we will be subject to the same new or revised accounting standards as other public companies that are not “emerging growth companies.”

We incur costs associated with SEC reporting compliance, which may significantly affect our financial condition.

The Company made the decision to become an SEC “reporting company” in order to comply with applicable laws and regulations. We incur certain costs of compliance with applicable SEC reporting rules and regulations including, but not limited to attorneys’ fees, accounting and auditing fees, other professional fees, financial printing costs and Sarbanes-Oxley compliance costs in an amount estimated at approximately $25,000 per year. On balance, the Company determined that the incurrence of such costs and expenses was preferable to the Company being in a position where it had very limited access to additional capital funding.

However, for as long as we remain an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, we intend to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We intend to take advantage of these reporting exemptions until we are no longer an “emerging growth company.”

We will remain an “emerging growth company” for up to five years, although if the market value of our common stock that is held by non-affiliates exceeds $700 million as of any June 30 before that time, we would cease to be an “emerging growth company” as of the following December 31.

After, and if ever, we are no longer an “emerging growth company,” we expect to incur significant additional expenses and devote substantial management effort toward ensuring compliance with those requirements applicable to companies that are not “emerging growth companies,” including Section 404 of the Sarbanes-Oxley Act.

RISKS ASSOCIATED WITH OUR SECURITIES

There is no liquidity and no established public market for our common stock and it may be difficult to sell your shares.

Although our shares of common stock are quoted on the OTC Pink tier of the OTC Markets Group Inc. under the symbol “ANAV”, there has been little trading market for our securities and a meaningful public market may never develop, or, if any meaningful market does develop, it may not be sustained. There can be no assurance that any meaningful market for our stock will develop for our common stock.

Because there is no escrow, trust or similar account, the offering proceeds could be seized by creditors or by a trustee in bankruptcy, in which case investors would lose their entire investment.

Any funds that we raise from our offering of 100,000,000 shares of common stock will be immediately available for our use and will not be returned to investors. We do not have any arrangements to place the funds received from our offering of 100,000,000 shares of common stock in an escrow, trust or similar account.  Accordingly, if we file for bankruptcy protection or a petition for involuntary bankruptcy is filed by creditors against us, your funds will become part of the bankruptcy estate and administered according to the bankruptcy laws.  If a creditor sues us and obtains a judgment against us, the creditor could garnish the bank account and take possession of the subscription funds.  As such, it is possible that a creditor could attach your subscription funds which could preclude or delay the return of money to you.  If that happens, you will lose your investment and your funds will be used to pay creditors.

Our common stock is subject to the “penny stock” rules of the sec and the trading market in our securities is limited, which makes transactions in our stock cumbersome and may reduce the value of an investment in our stock.

Under U.S. federal securities legislation, our common stock will constitute “penny stock”. Penny stock is any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require that a broker or dealer approve a potential investor’s account for transactions in penny stocks, and the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased. In order to approve an investor’s account for transactions in penny stocks, the broker or dealer must obtain financial information and investment experience objectives of the person, and make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks. The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the Commission relating to the penny stock market, which, in highlight form sets forth the basis on which the broker or dealer made the suitability determination. Brokers may be less willing to execute transactions in securities subject to the “penny stock” rules. This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock. Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

We may, in the future, issue additional common shares, which would reduce investors’ percent of ownership and may dilute our share value.

Our Articles of Incorporation authorize the issuance of 8,000,000,000 shares of common stock.  As of the date of this prospectus, the Company had 113,405,751 shares of common stock issued and outstanding. Accordingly, we may issue up to an additional 7,886,594,249 shares of common stock. The future issuance of common stock may result in substantial dilution in the percentage of our common stock held by our then existing shareholders. We may value any common stock issued in the future on an arbitrary basis. The issuance of common stock for future services or acquisitions or other corporate actions may have the effect of diluting the value of the shares held by our investors, and might have an adverse effect on any trading market for our common stock.

Our insiders beneficially own a significant portion of our stock, and accordingly, may have control over stockholder matters, our business and management.

As of the date of this prospectus, our officers and directors beneficially own 101,961,020 shares of our common stock in the aggregate, or 89.87% of our issued and outstanding shares of common stock. If we sell all 100,000,000 shares in the offering, our officers and directors will hold 64.7% of the issued and outstanding shares of common stock of the Company. Therefore, our officers and directors, and will have significant influence to:

•	Elect or defeat the election of our directors;
•	Amend or prevent amendment of our articles of incorporation or bylaws;
•	effect or prevent a merger, sale of assets or other corporate transaction; and
•	affect the outcome of any other matter submitted to the stockholders for vote.

Moreover, because of the significant ownership position held by our insiders, new investors may not be able to effect a change in our business or management, and therefore, shareholders would have no recourse as a result of decisions made by management.

In addition, sales of significant amounts of shares held by our officers and directors, or the prospect of these sales, could adversely affect the market price of our common stock. Management’s stock ownership may discourage a potential acquirer from making a tender offer or otherwise attempting to obtain control of us, which in turn could reduce our stock price or prevent our stockholders from realizing a premium over our stock price.

We are selling this offering without an underwriter and may be unable to sell any shares.

This offering is self-underwritten, that is, we are not going to engage the services of an underwriter to sell the shares; we intend to sell our shares through our officers and directors, Eleazar Rivera and Ronie Tan, who will receive no commissions. He will offer the shares to friends, family members, and business associates, however, there is no guarantee that he will be able to sell any of the shares. Unless he is successful in selling all of the shares and we receive the proceeds from this offering, we may have to seek alternative financing to implement our business plan.

State securities laws may limit secondary trading, which may restrict the states in which and conditions under which you can sell the shares offered by this prospectus.

Secondary trading in common stock sold in this offering will not be possible in any state until the common stock is qualified for sale under the applicable securities laws of the state or there is confirmation that an exemption, such as listing in certain recognized securities manuals, is available for secondary trading in the state. If we fail to register or qualify, or to obtain or verify an exemption for the secondary trading of, the common stock in any particular state, the common stock could not be offered or sold to, or purchased by, a resident of that state. In the event that a significant number of states refuse to permit secondary trading in our common stock, the liquidity for the common stock could be significantly impacted thus causing you to realize a loss on your investment.

The Company does not intend to seek registration or qualification of its shares of common stock the subject of this offering in any State or territory of the United States.  Aside from a “secondary trading” exemption, other exemptions under state law and the laws of US territories may be available to purchasers of the shares of common stock sold in this offering,

Anti-takeover effects of certain provisions of Delaware state law hinder a potential takeover of Alpha Network Alliance Ventures Inc.

We may be subject to Section 203 of the Delaware General Corporation Law, an anti-takeover statute. In general, Section 203 of the DGCL prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years following the time the person became an interested stockholder, unless the business combination or the acquisition of shares that resulted in a stockholder becoming an interested stockholder is approved in a prescribed manner. Generally, a “business combination” includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. Generally, an “interested stockholder” is a person who, together with affiliates and associates, owns (or within three years prior to the determination of interested stockholder status did own) 15% or more of a corporation’s voting stock. The existence of this provision would be expected to have an anti-takeover effect with respect to transactions not approved in advance by our board of directors, including discouraging attempts that might result in a premium over the market price for the shares of common stock held by our stockholders.

For purposes of Delaware law, an “interested stockholder” is any person who that (i) is the owner of 15% or more of the outstanding voting stock of the corporation, or (ii) is an affiliate or associate of the corporation and was the owner of 15% or more of the outstanding voting stock of the corporation at any time within the 3-year period immediately prior to the date on which it is sought to be determined whether such person is an interested stockholder, and the affiliates and associates of such person; provided, however, that the term “interested stockholder” shall not include (x) any person who (A) owned shares in excess of the 15% limitation set forth herein as of, or acquired such shares pursuant to a tender offer commenced prior to, December 23, 1987, or pursuant to an exchange offer announced prior to the aforesaid date and commenced within 90 days thereafter and either (I) continued to own shares in excess of such 15% limitation or would have but for action by the corporation or (II) is an affiliate or associate of the corporation and so continued (or so would have continued but for action by the corporation) to be the owner of 15% or more of the outstanding voting stock of the corporation at any time within the 3-year period immediately prior to the date on which it is sought to be determined whether such a person is an interested stockholder or (B) acquired said shares from a person described in item (A) of this paragraph by gift, inheritance or in a transaction in which no consideration was exchanged; or (y) any person whose ownership of shares in excess of the 15% limitation set forth herein is the result of action taken solely by the corporation; provided that such person shall be an interested stockholder if thereafter such person acquires additional shares of voting stock of the corporation, except as a result of further corporate action not caused, directly or indirectly, by such person. For the purpose of determining whether a person is an interested stockholder, the voting stock of the corporation deemed to be outstanding shall include stock deemed to be owned by the person through (i) Beneficially owns such stock, directly or indirectly; or (ii) Has (A) the right to acquire such stock (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding, or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise; provided, however, that a person shall not be deemed the owner of stock tendered pursuant to a tender or exchange offer made by such person or any of such person’s affiliates or associates until such tendered stock is accepted for purchase or exchange; or (B) the right to vote such stock pursuant to any agreement, arrangement or understanding; provided, however, that a person shall not be deemed the owner of any stock because of such person’s right to vote such stock if the agreement, arrangement or understanding to vote such stock arises solely from a revocable proxy or consent given in response to a proxy or consent solicitation made to 10 or more persons; or (iii) Has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting, or disposing of such stock with any other person that beneficially owns, or whose affiliates or associates beneficially own, directly or indirectly, such stock.

The definition of the term “business combination” is sufficiently broad to cover virtually any kind of transaction that would allow a potential acquiror to use the corporation’s assets to finance the acquisition or otherwise to benefit its own interests rather than the interests of the corporation and its other stockholders.

The effect of Delaware’s business combination law is to potentially discourage parties interested in taking control of Alpha Network Alliance Ventures Inc. from doing so if it cannot obtain the approval of our board of directors.

Because we do not intend to pay any cash dividends on our common stock, our stockholders will not be able to receive a return on their shares unless they sell them.

We intend to retain any future earnings to finance the development and expansion of our business. We do not anticipate paying any cash dividends on our common stock in the foreseeable future. Unless we pay dividends, our stockholders will not be able to receive a return on their shares unless they sell them. Stockholders may never be able to sell shares when desired.  Before you invest in our securities, you should be aware that there are various risks. You should consider carefully these risk factors, together with all of the other information included in this annual report before you decide to purchase our securities. If any of the following risks and uncertainties develop into actual events, our business, financial condition or results of operations could be materially adversely affected.

USE OF PROCEEDS

Our public offering of 100,000,000 is being made on a self-underwritten basis:  no minimum number of shares must be sold in order for the offering to proceed. The net proceeds to us from the sale of up to 100,000,000 shares offered at a public offering price of $0.45 per share will vary depending upon the total number of shares sold. Regardless of the number of shares sold, we expect to incur offering expenses estimated at $16,899 for legal, accounting, printing and other costs in connection with this offering (see “Other Expenses of Issuance and Distribution” in Part II). We will not receive any proceeds from the sale of shares by the selling shareholders. We will not maintain an escrow account for the receipt of proceeds from the sale of our shares.

The following table sets forth the uses of proceeds from the primary offering would be used assuming the sale of 25%, 50%, 75% and 100%, respectively, of the securities offered for sale by the Company.  There is no assurance that we will raise the full $45,000,000 as anticipated.

			If 25% of Shares Sold	If 50% of Shares Sold	If 75% of Shares Sold	If 100% of Shares Sold
Gross Proceeds from this offering	Itemized %	Total %	$11,250,000	$22,500,000	$33,750,000	$45,000,000

Product Development
Company Acquisition and Development		10%	$1,125,000	$2,250,000	$3,375,000	$4,500,000
Health and Wellnes Industry	5%		$562,500	$1,125,000	$1,687,500	$2,250,000
Technology Company	5%		$562,500	$1,125,000	$1,687,500	$2,250,000
TOTAL			$1,125,000	$2,250,000	$3,375,000	$4,500,000

Infra Structures		10%	$1,125,000	$2,250,000	$3,375,000	$4,500,000
Licensing & Development	5%		$562,500	$1,125,000	$1,687,500	$2,250,000
Corporate Office Acquisition	5%		$562,500	$1,125,000	$1,687,500	$2,250,000
TOTAL			$1,125,000	$2,250,000	$3,375,000	$4,500,000

Executives Salaries (Max 10)		10%	$1,125,000	$2,250,000	$3,375,000	$4,500,000
Founder Dato	1.35%		$151,875	$303,750	$455,625	$607,500
Founder Lance	1.35%		$151,875	$303,750	$455,625	$607,500
CEO	1.20%		$135,000	$270,000	$405,000	$540,000
President	1.10%		$123,750	$247,500	$371,250	$495,000
CFO	1.00%		$112,500	$225,000	$337,500	$450,000
COO	1.00%		$112,500	$225,000	$337,500	$450,000
CMO	1.00%		$112,500	$225,000	$337,500	$450,000
CIO	1.00%		$112,500	$225,000	$337,500	$450,000
CSO	1.00%		$112,500	$225,000	$337,500	$450,000
TOTAL			$1,125,000	$2,250,000	$3,375,000	$4,500,000

Staffs Salary (Max 70)		20%	$2,250,000	$4,500,000	$6,750,000	$9,000,000
VP Country (10 Countries)	4.0%		$450,000	$900,000	$1,350,000	$1,800,000
HR Manager (10 C'ries)	2.5%		$281,250	$562,500	$843,750	$1,125,000
Sales & Marketing Manager (10 C)	2.5%		$281,250	$562,500	$843,750	$1,125,000
Marketing Manager (10 C)	2.50%		$281,250	$562,500	$843,750	$1,125,000
Finance Manager (10 C)	2.50%		$281,250	$562,500	$843,750	$1,125,000
CS Manager (10 C)	2.50%		$281,250	$562,500	$843,750	$1,125,000
Rank & File (10 C)	3.50%		$393,750	$787,500	$1,181,250	$1,575,000
TOTAL			$2,250,000	$4,500,000	$6,750,000	$9,000,000

Expansion (10 Countries Max)		20%	$2,250,000	$4,500,000	$6,750,000	$9,000,000
USA	3%		$337,500	$675,000	$1,012,500	$1,350,000
Canada	1.50%		$168,750	$337,500	$506,250	$675,000
Mexico	2%		$225,000	$450,000	$675,000	$900,000
Malaysia	2%		$225,000	$450,000	$675,000	$900,000
Philippines	2%		$225,000	$450,000	$675,000	$900,000
Indonesia	2%		$225,000	$450,000	$675,000	$900,000
Singapore	1.50%		$168,750	$337,500	$506,250	$675,000
Thailand	2%		$225,000	$450,000	$675,000	$900,000
Russia	2%		$225,000	$450,000	$675,000	$900,000
Turkey	2%		$225,000	$450,000	$675,000	$900,000
TOTAL			$2,250,000	$4,500,000	$6,750,000	$9,000,000

Inventory (6 Months Allocation)		25%	$2,812,500	$5,625,000	$8,437,500	$11,250,000
Weight Loss Products	10%		$1,125,000	$2,250,000	$3,375,000	$4,500,000
Dental Products	5%		$562,500	$1,125,000	$1,687,500	$2,250,000
Suplements Products	2.50%		$281,250	$562,500	$843,750	$1,125,000
Beverage Products	2.50%		$281,250	$562,500	$843,750	$1,125,000
Technology Gadgets	2.50%		$281,250	$562,500	$843,750	$1,125,000
Kits & Promotional & Collaterals	2%		$225,000	$450,000	$675,000	$900,000
Others eg stationanary	0.50%		$56,250	$112,500	$168,750	$225,000
TOTAL			$2,812,500	$5,625,000	$8,437,500	$11,250,000

Legal & Accounting		2%	$225,000	$450,000	$675,000	$900,000
SEC Lawyer	0.20%		$22,500	$45,000	$67,500	$90,000
Residence Legal Team	0.70%		$78,750	$157,500	$236,250	$315,000
External Auditor	0.20%		$22,500	$45,000	$67,500	$90,000
Internal Auditor	0.20%		$22,500	$45,000	$67,500	$90,000
Residence Finance Team	0.70%		$78,750	$157,500	$236,250	$315,000
TOTAL			$225,000	$450,000	$675,000	$900,000

Transfer Agent		0.20%	$22,500	$45,000	$67,500	$90,000

Over All Media Advertising & Printing		0.80%	$90,000	$180,000	$270,000	$360,000

Contingency		2%	$225,000	$450,000	$675,000	$900,000

GRAND TOTAL		100.00%	$11,250,000	$22,500,000	$33,750,000	$45,000,000

The above figures represent only estimated costs. All proceeds will be deposited into our corporate bank account. Any funds that we raise from our offering of 100,000,000 shares will be deposited in a Company bank account in the United States immediately available for our use and will not be returned to investors. We do not have any arrangements to place the funds received from our offering of $45,000,000 in an escrow, trust or similar account. Accordingly, if we file for bankruptcy protection or a petition for involuntary bankruptcy is filed by creditors against us, your funds will become part of the bankruptcy estate and administered according to the bankruptcy laws. If a creditor sues us and obtains a judgment against us, the creditor could garnish the bank account and take possession of the subscriptions.  As such, it is possible that a creditor could attach your subscription which could preclude or delay the return of money to you.  If that happens, you will lose your investment and your funds will be used to pay creditors.

DETERMINATION OF THE OFFERING PRICE

The offering price of the 100,000,000 shares being offered has been determined arbitrarily by us. The price does not bear any relationship to our assets, book value, earnings, or other established criteria for valuing a privately held company. In determining the number of shares to be offered and the offering price, we took into consideration our cash on hand and the amount of money we would need to implement our business plan. Accordingly, the offering price should not be considered an indication of the actual value of the securities. We will not receive any of the proceeds from the sale of the 10,000,000 common shares being offered for sale by the selling stockholders, which 10,000,000 shares of our common stock may be offered and sold from time to time by the selling stockholders. The selling shareholders will sell our shares at a fixed price of $0.45 per share for the duration of the offering.

SELLING STOCKHOLDERS

The common shares being offered for resale by the 2 selling stockholders consist 5,000,000 of our common stock, $0.0001 par value. The following table sets forth the shares beneficially owned, as of the date of this prospectus, by the selling stockholders prior to the offering by existing stockholders contemplated by this prospectus, the number of shares each selling stockholder is offering by this prospectus and the number of shares which each would own beneficially if all such offered shares are sold.

Beneficial ownership is determined in accordance with Securities and Exchange Commission rules. Under these rules, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or direct the voting of the security, or investment power, which includes the power to vote or direct the voting of the security. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Under the Securities and Exchange Commission rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she may not have any pecuniary beneficial interest. Except as noted below, each person has sole voting and investment power.

The percentages below are calculated based on 113,405,751 shares of our common stock issued and outstanding as of the date of this prospectus.  We do not have any outstanding options, warrants or other securities exercisable for or convertible into shares of our common stock.

Name of Selling Shareholder	Shares Owned Before the Offering	Total Number of Shares to be Offered for the Security Holder’s Account	Total Shares Owned After the Offering is complete	Percentage of Shares Owned After the Offering is complete

Eleazar Rivera (1)	50,543,020	5,000,000	45,543,020	21.34%
Ronie Tan (2)	51,418,000	5,000,000	46,418,000	21.75%
Totals	101,961,020	10,000,000	91,961,020	43.09%

______________

None of the selling stockholders is a broker-dealer or an affiliate of a broker-dealer.

DILUTION

The price of our offering our offering of 100,000,000 shares is fixed at $0.45 per share. This price is significantly higher than the average approximately $0.10 price per share paid by Lance Rivera for the 5,000,000 shares of common stock he is reselling, and significantly higher than the average approximately $0.01 price per share paid by Ronie Tan for the 5,000,000 shares of common stock, which he purchased in a private transaction from Mr. Rivera, he is reselling.

Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering.  Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets.  Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares being offered.  Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing stockholders.  The following tables compare the differences of your investment in our shares with the investment of our existing stockholders.

As of March 31, 2018, the net tangible book value of our shares of common stock was $(2,277,473) or $(0.02) per share based upon 113,405,751 shares outstanding.

Existing Stockholders if all of the Shares are Sold

Price per share	$0.45
Net tangible book value per share before offering	$(0.02)
Potential gain to existing shareholders	$0.20
Potential gain to existing shareholders net of offering expenses	$0.20
Net tangible book value per share after offering	$0.20
Increase to present stockholders in net tangible book value per share after offering	$0.18
Capital contributions	$857,421
Number of shares outstanding before the offering	113,405,751
Number of shares after offering held by existing stockholders	103,405,751
Percentage of ownership after offering	39.2%

Purchasers of Shares in this Offering if all Shares Sold

Price per share	$0.45
Book value per share after offering	$0.20
Dilution per share	$0.25
Capital contributions	$45,000,000
Percentage of capital contributions	99.9%
Number of shares after offering held by public investors	100,000,000
Percentage of ownership after offering	46.8%

Purchasers of Shares in this Offering if 75% of Shares Sold

Price per share	$0.45
Book value per share after offering	$0.17
Dilution per share	$0.28
Capital contributions	$33,750,000
Percentage of capital contributions	99.9%
Number of shares after offering held by public investors	75,000,000
Percentage of ownership after offering	39.8%

Purchasers of Shares in this Offering if 50% of Shares Sold

Price per share	$0.45
Book value per share after offering	$0.12
Dilution per share	$0.33
Capital contributions	$22,500,500
Percentage of capital contributions	99.9%
Number of shares after offering held by public investors	50,000,000
Percentage of ownership after offering	30.5%

Purchasers of Shares in this Offering if 25% of Shares Sold

Price per share	$0.45
Book value per share after offering	$0.06
Dilution per share	$0.39
Capital contributions	$11,250,000
Percentage of capital contributions	99.9%
Number of shares after offering held by public investors	25,000,000
Percentage of ownership after offering	18.0%

PLAN OF DISTRIBUTION

Plan of Distribution for the Company’s Initial Public Offering of 150,000,000 Shares of Common Stock

Alpha Network Alliance Ventures Inc. has 113,405,751 common shares of common stock issued and outstanding as of the date of this prospectus.  The Company is registering an additional 100,000,000 shares of its common stock for sale at the price of $0.45 per share. There is no arrangement to address the possible effect of the offering on the price of the stock.

In connection with the Company’s selling efforts in the offering, neither Eleazar Rivera nor Ronie Tan will register as a broker-dealer pursuant to Section 15 of the Exchange Act, but rather will rely upon the “safe harbor” provisions of SEC Rule 3a4-1, promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Generally speaking, Rule 3a4-1 provides an exemption from the broker-dealer registration requirements of the Exchange Act for persons associated with an issuer that participate in an offering of the issuer’s securities. Neither Mr. Rivera nor Mr. Tan are subject to any statutory disqualification, as that term is defined in Section 3(a)(39) of the Exchange Act.

Mr. Rivera and Mr. Tan will sell the 100,000,000 shares of its common stock and intends to offer them to friends, family members and business acquaintances. Mr. Rivera and Mr. Tan will not be compensated in connection with their participation in the offering by the payment of commissions or other remuneration based either directly or indirectly on transactions in our securities. Neither Mr. Rivera nor Mr. Tan is, or has been, within the past 12 months, a broker or dealer, and neither Mr. Rivera nor Mr. Tan is, or has been within the past 12 months, an associated person of a broker or dealer.  At the end of the offering, Mr. Rivera and Mr. Tan will continue to primarily perform substantial duties for the Company or on its behalf otherwise than in connection with transactions in securities. Neither Mr. Rivera nor Mr. Tan will participate in selling an offering of securities for any issuer more than once every 12 months other than in reliance on Exchange Act Rule 3a4-1(a)(4)(i) or (iii).

The Company will receive all proceeds from the sale of the 100,000,000 shares being offered. The price per share is fixed at $0.45 for the duration of this offering.

The Company’s shares may be sold to purchasers from time to time directly by and subject to the discretion of the Company.  Further, the Company will not offer its shares for sale through underwriters, dealers, agents or anyone who may receive compensation in the form of underwriting discounts, concessions or commissions from the Company and/or the purchasers of the shares for whom they may act as agents.  The shares of common stock sold by the Company may be occasionally sold in one or more transactions; all shares sold under this prospectus will be sold at a fixed price of $0.45 per share.

In order to comply with the applicable securities laws of certain states, the securities will be offered or sold in those only if they have been registered or qualified for sale; an exemption from such registration or if qualification requirement is available and with which the Company has complied.  In addition and without limiting the foregoing, the Company will be subject to applicable provisions, rules and regulations under the Exchange Act with regard to security transactions during the period of time when this Registration Statement is effective.

The Company will pay all expenses incidental to the registration of the shares (including registration pursuant to the securities laws of certain states).

Plan of Distribution for the Offering of 10,000,000 Shares by the Selling Stockholders

The shares of common stock being offered for resale by this prospectus may be sold by the selling stockholders by one or more of the following methods, without limitation:

• ordinary brokerage transactions and transactions in which the broker solicits purchasers;

• privately negotiated transactions;

• market sales (both long and short to the extent permitted under the federal securities laws);

• at the market to or through market makers or into an existing market for the shares;

• through transactions in options, swaps or other derivatives (whether exchange listed or otherwise); and

• a combination of any of the aforementioned methods of sale.

In the event of the transfer by any of the selling stockholders of its shares of common stock to any pledgee, donee or other transferee, we will amend this prospectus and the registration statement of which this prospectus forms a part by the filing of a post-effective amendment in order to have the pledgee, donee or other transferee in place of the selling stockholder who has transferred his, her or its shares.

In effecting sales, brokers and dealers engaged by the selling stockholders may arrange for other brokers or dealers to participate.  Brokers or dealers may receive commissions or discounts from a selling stockholder or, if any of the broker-dealers act as an agent for the purchaser of such shares, from a purchaser in amounts to be negotiated which are not expected to exceed those customary in the types of transactions involved.  Broker-dealers may agree with a selling stockholder to sell a specified number of the shares of common stock at a stipulated price per share.   Such an agreement may also require the broker-dealer to purchase as principal any unsold shares of common stock at the price required to fulfill the broker-dealer commitment to the selling stockholder if such broker-dealer is unable to sell the shares on behalf of the selling stockholder.  Broker-dealers who acquire shares of common stock as principal may thereafter resell the shares of common stock from time to time in transactions which may involve block transactions and sales to and through other broker-dealers, including transactions of the nature described above. Such sales by a broker-dealer could be at prices and on terms then prevailing at the time of sale, at prices related to the then-current market price or in negotiated transactions. In connection with such re-sales, the broker-dealer may pay to or receive from the purchasers of the shares commissions as described above.   The selling stockholders and any broker-dealers or agents that participate with the selling stockholders in the sale of the shares of common stock may be deemed to be “underwriters” within the meaning of the Securities Act in connection with these sales.  In that event, any commissions received by the broker-dealers or agents and any profit on the resale of the shares of common stock purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

From time to time, any of the selling stockholders may pledge shares of common stock pursuant to the margin provisions of customer agreements with brokers.  Upon a default by a selling stockholder, their broker may offer and sell the pledged shares of common stock from time to time.   Upon a sale of the shares of common stock, the selling stockholders intend to comply with the prospectus delivery requirements under the Securities Act by delivering a prospectus to each purchaser in the transaction.  We intend to file any amendments or other necessary documents in compliance with the Securities Act that may be required in the event any of the selling stockholders defaults under any customer agreement with brokers.

To the extent required under the Securities Act, a post-effective amendment to this registration statement will be filed disclosing the name of any broker-dealers, the number of shares of common stock involved, the price at which the shares of common stock is to be sold, the commissions paid or discounts or concessions allowed to such broker-dealers, where applicable, that such broker-dealers did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus and other facts material to the transaction.

The Company and the selling stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations under it, including, without limitation, Rule 10b-5 and, insofar as a selling stockholder is a distribution participant and we, under certain circumstances, may be a distribution participant, under Regulation M.  All of the foregoing may affect the marketability of the shares of common stock.

All expenses of the registration statement including, but not limited to, legal, accounting, printing and mailing fees are and will be borne by us. Any commissions, discounts or other fees payable to brokers or dealers in connection with any sale of the shares of common stock will be borne by the selling stockholders, the purchasers participating in such transaction, or both.

Any shares of common stock covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act, as amended, may be sold under Rule 144 rather than pursuant to this prospectus.

Penny Stock Rules

The Securities Exchange Commission has also adopted rules that regulate broker-dealer practices in connection with transactions in “penny stocks” as such term is defined by Rule 15g-9.  Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).

The shares offered by this prospectus constitute penny stock under the Securities and Exchange Act.  The shares will remain penny stock for the foreseeable future. The classification of penny stock makes it more difficult for a broker-dealer to sell the stock into a secondary market, which makes it more difficult for a purchaser to liquidate his or her investment.  Any broker-dealer engaged by the purchaser for the purpose of selling his or her shares in our company will be subject to the penny stock rules.

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, deliver a standardized risk disclosure document prepared by the Commission, which: (i) contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading; (ii) contains a description of the broker’s or dealer’s duties to the customer and of the rights and remedies available to the customer with respect to a violation to such duties or other requirements of Securities’ laws; (iii) contains a brief, clear, narrative description of a dealer market, including bid and ask prices for penny stocks and significance of the spread between the bid and ask price; (iv) contains a toll-free telephone number for inquiries on disciplinary actions; (v) defines significant terms in the disclosure document or in the conduct of trading in penny stocks; and (vi) contains such other information and is in such form as the Commission shall require by rule or regulation. The broker-dealer also must provide to the customer, prior to effecting any transaction in a penny stock, (i) bid and offer quotations for the penny stock; (ii) the compensation of the broker-dealer and its salesperson in the transaction; (iii) the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and (iv) monthly account statements showing the market value of each penny stock held in the customer’s account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement. These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules. Therefore, stockholders may have difficulty selling those securities.

REGULATION M

During such time as we may be engaged in a distribution of any of the shares we are registering by this registration statement, we are required to comply with Regulation M. In general, Regulation M precludes any selling security holder, any affiliated purchasers and any broker-dealer or other person who participates in a distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase, any security which is the subject of the distribution until the entire distribution is complete. Regulation M defines a “distribution” as an offering of securities that is distinguished from ordinary trading activities by the magnitude of the offering and the presence of special selling efforts and selling methods. Regulation M also defines a “distribution  participant” as an underwriter, prospective underwriter, broker, dealer, or other person who has agreed to participate or who is participating in a distribution.

Regulation M under the Exchange Act prohibits, with certain exceptions, participants in a distribution from bidding for or purchasing, for an account in which the participant has a beneficial interest, any of the securities that are the subject of the distribution. Regulation M also governs bids and purchases made in order to stabilize the price of a security in connection with a distribution of the security. We have informed the selling shareholders that the anti-manipulation provisions of Regulation M may apply to the sales of their shares offered by this prospectus, and we have also advised the selling shareholders of the requirements for delivery of this prospectus in connection with any sales of the common stock offered by this prospectus.

Pursuant to the our Articles of Incorporation, as amended, our authorized capital stock consists of (i) 8,000,000,000 shares of common stock, no par value per share, of which 113,405,751 shares are issued and outstanding as of the date of hereof, and (ii) 200,000,000 shares of “blank check” preferred stock, no par value per share, of which no shares are issued or outstanding as of the date hereof.

DESCRIPTION OF SECURITIES

Common Stock

On the date hereof, there were 113,405,751 shares of common stock issued and outstanding. Each share of common stock entitles the holder to one (1) vote on each matter submitted to a vote of our shareholders, including the election of Directors. There is no cumulative voting. Subject to preferences that may be applicable to any outstanding preferred stock, our Shareholders are entitled to receive ratably such dividends, if any, as may be declared from time to time by the Board of Directors. Shareholders have no preemptive, conversion or other subscription rights. There are no redemption or sinking fund provisions related to the common stock. In the event of liquidation, dissolution or winding up of the Company, our Shareholders are entitled to share ratably in all assets remaining after payment of liabilities, subject to prior distribution rights of preferred stock, if any, then outstanding.

Preferred Stock

We are authorized to issue up to 2,000,000,000 shares of our preferred stock.  As of the date hereof, the Company had no shares of its preferred stock issued or outstanding.   Preferred Stock may be issued from time to time in one or more series as determined by the Board of Directors in its sole discretion.

Our Board of Directors is authorized to determine or alter any or all of the rights, preferences, privileges and restrictions granted to or imposed upon any wholly unissued series of preferred stock and, within the limitations or restrictions stated in any resolution or resolutions of the Board of Directors originally fixing the number of shares constituting any series, to increase or decrease (but not below the number of shares of any such series then outstanding) the number of shares comprising any such series subsequent to the issue of shares of that series, to set the designation of any series, and to provide for rights and terms of redemption, conversion, dividends, voting rights, and liquidation preferences of the shares of any such series.

Options

We have no options to purchase shares of our common stock or any other of our securities outstanding as of the date of this prospectus.

Warrants

We have no warrants to purchase shares of our common stock or any other of our securities outstanding as of the date of this Prospectus.

Registration Rights Agreements

We do not have a registration rights agreement with any person.

Transfer Agent and Registrar

Our transfer agent is Globex Transfer, LLC (“Globex Transfer”), whose address is 780 Deltona Blvd., Suite 202, Deltona, Florida 32725. Globex Transfer’s telephone number is (813) 344-4490.

Indemnification and Limited Liability Provisions

We have authority under the General Corporation Law of the State of Delaware to indemnify our directors and officers to the extent provided in that statute. Our Articles of Incorporation and our Bylaws require the company to indemnify each of our directors and officers against liabilities imposed upon them (including reasonable amounts paid in settlement) and expenses incurred by them in connection with any claim made against them or any action, suit or proceeding to which they may be a party by reason of their being or having been a director or officer of the company. We intend to enter into indemnification agreements with each of our officers and directors containing provisions that may require us, among other things, to indemnify our officers and directors against certain liabilities that may arise by reason of their status or service as officers or directors (other than liabilities arising from willful misconduct of a culpable nature) and to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified. Management believes that such indemnification provisions and agreements are necessary to attract and retain qualified persons as directors and executive officers.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions or otherwise, we have been advised that in the opinion or the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

DESCRIPTION OF BUSINESS

OUR BUSINESS

ORGANIZATION WITHIN THE LAST FIVE YEARS

Alpha Network Alliance Ventures Inc. was incorporated under the laws of the state of Delaware on August 12, 2010. From March 2011 through the end of December 2017, we were engaged in the development of a social networking website, www.kababayanko.com, for overseas workers from the Philippines and others who share or are interested in their lifestyle. Since January 2018, our business has focused on the marketing and sale of food supplements and vitamins. Our fiscal year end is December 31, and we have no subsidiaries. Our social networking website aims to provide overseas workers from the Philippines with a platform to share their overseas working and living experiences, and interact with a community of Filipino overseas workers from around the world.

Our business offices are currently located at 11801 Pierce St., 2nd Floor, Riverside, California 92505. Our telephone number is (888) 770-5084. We have a website located at www.kababayanko.com; however, the information contained on our website does not form a part of the registration statement of which this prospectus is a part.

From March 2011 until the end of December 2017, we operated a social networking website for overseas workers from the Philippines, www.kababayanko.com. Since January 2018, our business has focused on the marketing and sale of food supplements and vitamins. We anticipate that we will generate nominal revenues within 6 to 12 months following the website launch.

We have one executive officer, Mr. Eleazar Rivera, who serves as our President, Secretary and Treasurer. We have two directors: Mr. Rivera and Mr. Ronie Tan. We currently have nominal revenues and no significant assets. From March 24, 2011 (date of inception) to March 31, 2018 we have incurred accumulated net losses of $3,192,478. As of March 31, 2018 we had $89,681 in total assets and total liabilities of $2,367,154. We have sold and issued an aggregate of 113,405,751 shares of our common stock since our inception through the date of this Prospectus. 50,543,020 (or 44.57%) of the 113,405,751 shares are held by our sole officer and a director, Eleazar Rivera. 51,418,000 (or 45.3%) of the 113,405,751 shares are held by Ronie Tan.

OVERVIEW

Provided we raise sufficient proceeds from the offering, although there can be no assurance at the present time, we expect to start generating revenues within 6 to 12 months following launch.

We are in the early stage of our business plan. We currently have no revenues and no customers. Our activities to date have been limited to organizational matters, development of our business plan, development of our website, and efforts related to becoming a publicly traded company.

Our administrative offices are currently located at 11801 Pierce St., 2nd Floor, Riverside, California 92505. We also conduct sales and marketing operations from Suite 6A-2 Victoria Station 1 #793 Edsa Cor., GMA Network Drive, Culiat, Quezon City, Second District, Philippines.

OUR WEBSITE

We have two websites: www.kababayanko.com and www.anavexchange.com. We expect to market and sell our food supplements and vitamins from our www.anavexchange.com website, which we expect to be fully operational by May 1, 2018.

PRODUCTS

Our primary products are food supplements and vitamins, which we will market and sell under the WellnessPro brand name. Lance Rivera and Ronie Tan, as individuals, have entered into a non-binding, undated Memorandum of Understanding, with Dr. Tatiana Kolpakov and Michael Kolpakov, in which the parties have memorialized their intent that the Company will acquire 70% of WellnessPro. The Memorandum of Understanding is subject to negotiation and completion definitive agreements to make such an acquisition and stockholder approval by the Company’s stockholders. An acquisition of 70% of WellnessPro, or any other acqusition, is not probable.

SALE OF THIRD-PARTY GOODS

The Company intends to manufacture its food supplements and vitamins products by using third-party manufacturers in the U.S.

COMPETITION AND COMPETITIVE STRATEGY

The level of competition in food supplements and vitamins industry is extremely high. Many of our established competitors have developed a brand following which would make our potential customers prefer their products over ours. Economies of scale would make it easier for our larger established competitors to negotiate price discounts with their suppliers of food supplement and vitamin products, which would leave us at a disadvantage. The principal competitive factors in our industry are genetically specific, public taste and diet, pricing and quality of food supplements and vitamins. We will be in a market where we compete with many domestic and international companies offering similar food and vitamin products. We will be in direct competition with them. Many large companies, such as Herbalife and Isogenix, will be able to provide more favorable services to the potential customers. Many of these companies may have a greater, more established customer base than we do. We will likely lose business to such companies. Also, many of these companies will be able to afford to offer better price for similar food supplement and vitamin products than us which may also cause us to lose business. We foresee to continue to face challenges from new market entrants. We may be unable to continue to compete effectively with these existing or new competitors, which could have a material adverse effect on our financial condition and results of operations. The Company has not yet entered the market and has no market penetration to date.

MARKETING & SALES STRATEGY

We plan to train sales persons at our offices in Manila, Philippines. We have already commenced training of approximately 50 sales persons in the Philippines to sell our food supplement and vitamin products directly to consumers at sales events which we plan to host at rented facilities. We also plan to market and sell our products directly from our website www.alphavetures.com

PATENTS, TRADEMARKS, LICENSES, FRANCHISE RESTRICTIONS AND CONTRACTUAL OBLIGATIONS & CONCESSIONS

We have not entered into any franchise agreements or other contracts that have given, or could give rise to, obligations or concessions. We are planning to develop our website and intend to protect its contents by registering for appropriate copyright and trademark protection where our management deems such registration necessary or beneficial. We have not conducted any independent searches or other inquiry into patents or other intellectual property which may be owned by others and which may constrain our business plan, nor have we received independent opinions of counsel on such matters. Beyond our trade name, we do not hold any other intellectual property rights.

COMPLIANCE WITH GOVERNMENT REGULATION

We will be required to comply with all regulations, rules and directives of governmental authorities and agencies applicable to the construction and operation of any facility in any jurisdiction which we would conduct activities.

We do not believe that government regulation will have a material impact on the way we conduct our business, however, any government regulation imposing greater fees for Internet use or restricting information exchange over the Internet could result in a decline in the use of the Internet and the viability of Internet-based services, which could harm our business and operating results.

RESEARCH AND DEVELOPMENT ACTIVITIES AND COSTS

We have not incurred any research and development costs to date. We have plans to undertake certain research and development activities during the first 12 months following the date of this prospectus related to the development of our website.

EMPLOYEES AND EMPLOYMENT AGREEMENTS

Eleazar Rivera, our sole officer and a director, is our an employee, and he currently works full time on Company matters. Ronie Tan, a director, is also an employee who works fulltime on Company matters. In addition, the Company has 5 full-time employees.

FACILITIES

We currently do not rent any real property or offices. Our current administrative business address is 11801 Pierce St., 2nd Floor, Riverside, California 92505, where we usually receive mail and deliveries at such address.

We also conduct sales and marketing operations from Suite 6A-2 Victoria Station 1 #793 Edsa Cor., GMA Network Drive, Culiat, Quezon City, Second District, Philippines.

Eleazar Rivera, sole officer and a director, works on Company business from a home office. This location serves as our primary office for planning and implementing our business plan. We believe this space is sufficient for our current purposes and will be sufficient until we raise financing and hire our software contractor. The Company intends to lease its own offices at such time as it has sufficient financing to do so. Management believes the current premises are sufficient for its needs at this time.

REPORTS TO SECURITY HOLDERS

We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and accordingly, file current and periodic reports, proxy statements and other information with the SEC. We have also filed with the Commission a Registration Statement on Form S-1, under the Securities Act of 1933, as amended, with respect to the securities offered by this prospectus. This prospectus, which forms a part of the registration statement, does not contain all the information set forth in the registration statement, as permitted by the rules and regulations of the Commission. You may obtain copies of our reports from the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549, on official business days during the hours of 10 A.M. to 3 P.M. or on the SEC’s website, at www.sec.gov. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.

OUR EXECUTIVE OFFICES

Our corporate headquarters is located at 11801 Pierce St., 2nd Floor, Riverside, California 92505 and our telephone number is (888) 770-5084.

LEGAL PROCEEDINGS

There are no pending legal proceedings to which the Company is a party or in which any director, officer or affiliate of the Company, any owner of record or beneficially of more than 5% of any class of voting securities of the Company, or security holder is a party adverse to the Company or has a material interest adverse to the Company.

MARKET FOR REGISTRANT’S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS MARKET INFORMATION

Our shares of common stock have been quoted on the OTC Bulletin Board and the OTC PINK tier of the OTC Markets Group, Inc. under the stock symbol “ANAV,” since February 20, 2013. The following table shows the reported high and low closing bid prices per share for our common stock based on information provided by the OTC Markets. The over-the-counter market quotations set forth for our common stock reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not necessarily represent actual transactions.

	Common Stock Bid Price
Financial Quarter Ended	High ($)	Low ($)

March 31, 2018	0.08	0.15
December 31, 2017	0.10	0.06
September 30, 2017	0.10	0.09
June 30, 2017	0.12	0.08
March 31, 2017	0.12	0.03
December 31, 2016	0.19	0.03
September 30, 2016	0.11	0.11
March 31, 2016	0.12	0.04
December 31, 2015	0.13	0.06

TRANSFER AGENT

Our transfer agent is Globex Transfer, LLC, whose address is 780 Deltona Blvd., Suite 202, Deltona, Florida 32725. Globex’s telephone number is (813) 344-4490.

HOLDERS

As of the date of this prospectus, the Company had 113,405,751 shares of our common stock issued and outstanding held by 13 holders of record.

The selling stockholders are offering hereby up to 10,000,000 shares of common stock at a fixed price of $0.45 per share for the duration of the offering.

DIVIDEND POLICY

We have not declared or paid dividends on our common stock since our formation, and we do not anticipate paying dividends in the foreseeable future. Declaration or payment of dividends, if any, in the future, will be at the discretion of our Board of Directors and will depend on our then current financial condition, results of operations, capital requirements and other factors deemed relevant by the Board of Directors. There are no contractual restrictions on our ability to declare or pay dividends.  See the Risk Factor entitled “BECAUSE WE DO NOT INTEND TO PAY ANY CASH DIVIDENDS ON OUR COMMON STOCK, OUR STOCKHOLDERS WILL NOT BE ABLE TO RECEIVE A RETURN ON THEIR SHARES UNLESS THEY SELL THEM.”

SECURITIES AUTHORIZED UNDER EQUITY COMPENSATION PLANS

We have no equity compensation or stock option plans. We may in the future adopt a stock option plan as our mineral exploration activities progress.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION

AND RESULTS OF OPERATION

Certain statements contained in this prospectus, including statements regarding the anticipated development and expansion of our business, our intent, belief or current expectations, primarily with respect to the future operating performance of the Company and the products we expect to offer and other statements contained herein regarding matters that are not historical facts, are “forward-looking” statements. Future filings with the Securities and Exchange Commission, future press releases and future oral or written statements made by us or with our approval, which are not statements of historical fact, may contain forward-looking statements, because such statements include risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements.

All forward-looking statements speak only as of the date on which they are made. We undertake no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they are made.

PLAN OF OPERATION

We are a development stage corporation which operates a food products and beverage business and have not yet generated or realized only nominal revenues from our business.

The Company believes it can satisfy its cash requirements through the fiscal year end of December 31, 2018, from its cash of $6,560. However, if we fail to complete the offering, even at the minimum subscription level, we may have to cease our operations.

RESULTS OF OPERATIONS

Year Ended December 31, 2018

For the year ended December 31, 2017, we generated revenues of $84,070. Our revenues were generated in 2017 and 2016, were primarily from the sale of the food supplements on an on-line marketplace.

Our gross profits for the year ended December 31, 2017 were $24,170, as compared to gross profits of $21,288 for the year ended December 31, 2016.

For the year ended December 31, 2017, we incurred total operating expenses of $833,274, consisting of marketing expenses of $314, wages of $656,495, rent of $1,365, travel of $40,092, professional fees of $68,454, office supplies of $431, computer and internet costs of $17,229, and other general and administrative expense of $48,894. For the year ended December 31, 2016, we incurred total operating expenses of $397,072, consisting of marketing expenses of $244, wages of $301,500, rent of $1,593, travel of $25,289, professional fees of $27,376, office supplies of $456, computer and internet costs of $15,879, and other general and administrative expense of $24,735. The increase in operating expenses was due primarily to an increase in our stock-based compensation increased by more than 100% from $301,500 in fiscal 2016 to $656,495 in fiscal 2017.

We incurred net losses of $809,104 and $375,784 for the years ended December 31, 2017 and 2016, respectively. The following table provides selected financial data about our company for the years ended December 31, 2017 and 2016.

Balance Sheet Data	December 31, 2017	December 31, 2016
Cash and Cash Equivalents	$2,068	$10,833
Total Assets	$53,714	$89,050
Total Liabilities	$2,144,980	$1,371,212
Shareholders’ Equity (Deficit)	$(2,091,266)	$(1,282,162)

Three Months Ended March 31, 2018 and 2017

We recorded no revenues for the three ending March 31, 2016 and 2015. Future revenue generation is dependent on the successful execution of our plan of operation and the financing described in our Form S-1, as amended.

For the three months ended March 31, 2018 we incurred total operating expenses and losses of $186,204, consisting entirely of general and administrative expenses. Such general and administrative expenses were comprised of $325 of marketing expenses, wages of $151,000, Rent of $206, travel expenses of $20,260, professional fees of $6,202, offices supplies of $6, computed and Internet expenses of $2,799, and other general and administrative expenses of $14,218.

By contrast, for the three months ended March 31, 2017, we incurred total operating expenses and losses of $128,555, consisting entirely of general and administrative expenses. Such general and administrative expenses were comprised of $0of marketing expenses, wages of $95,015, travel expenses of $12,435, professional fees of $6,830, offices supplies of $14, computer and Internet expenses of $2,841, and other general and administrative expenses of $11,953.

Limited Business History; Need for Additional Capital

There is no historical financial information about the Company upon which to base an evaluation of our performance. We are a development stage corporation and have generated only nominal revenues from our business. We cannot guarantee we will be successful in our business plans. Our business is subject to risks inherent in the establishment of a new business enterprise, including limited capital resources, possible delays in the exploration and/or development, and possible cost overruns due to price and cost increases in services. We have no intention of entering into a merger or acquisition within the next twelve months and we have a specific business plan and timetable to complete our 12-month plan of operation based on the success of the primary offering.

We anticipate that additional funding, if required, will be in the form of equity financing from the sale of our common stock. However, we cannot provide investors with any assurance that we will be able to raise sufficient funding from the sale of shares to fund additional expenditures. We do not currently have any arrangements in place for any future equity financing. Our limited operating history and our lack of significant tangible capital assets makes it unlikely that we will be able to obtain significant debt financing in the near future. If such financing is not available on satisfactory terms, we may be unable to continue or expand our business. Equity financing could result in additional dilution to existing shareholders.

If we raise the $45,000,000 gross, in the primary offering, we believe that we can pay for our offering expenses and satisfy our cash requirements to complete our 12-month plan of operation without having to raise additional funds for the next twelve months.

Liquidity and Capital Resources

As of March 31, 2018, we had cash totaling $6,560, total assets of $89,681, total liabilities of $2,367,154 and working capital of $(2,277,473). We do not have sufficient cash on hand to commence our 12-month plan of operation or to fund our ongoing operational expenses. We will need to raise funds to commence our 12-month plan of operation and fund our ongoing operational expenses. Additional funding will likely come from equity financing from the sale of our common stock. If we are successful in completing an equity financing, existing shareholders will experience dilution of their interest in our Company. We do not have any financing arranged and we cannot provide investors with any assurance that we will be able to raise sufficient funding from the sale of our common stock to fund our 12-month plan of operation and ongoing operational expenses. In the absence of such financing, our business will likely fail. There are no assurances that we will be able to achieve further sales of our common stock or any other form of additional financing. If we are unable to achieve the financing necessary to continue our plan of operations, then we will not be able to continue our 12-month plan of operation and our business will fail.

Emerging Growth Company

The JOBS Act permits an “emerging growth company” such as us to take advantage of an extended transition period to comply with new or revised accounting standards applicable to public companies. We are choosing to “opt out” of this provision and, as a result, we will comply with new or revised accounting standards as required when they are adopted. This decision to opt out of the extended transition period is irrevocable.

Summary of Significant Accounting Policies

Development Stage Company

The Company is considered to be in the development stage as defined in ACS 915, “Development Stage Entities”. The Company has devoted substantially all of its efforts to business planning, and development. Additionally, the Company has allocated a substantial portion of their time and investment in bringing their product to the market, and the raising of capital.

Use of Estimates

The Company prepares financial statements in conformity with generally accepted accounting principles that require management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Although these estimates are based on management’s knowledge of current events and actions it may undertake in the future, they may ultimately differ from actual results.

Cash and Cash Equivalents

The Company considers all highly liquid instruments purchased with maturities of one year or less to be cash equivalents.

Property and Equipment

Property and equipment are stated at cost. Major repairs and betterments are capitalized and normal maintenance and repairs are charged to expense as incurred. Depreciation is computed by the straight-line method over the estimated useful lives of the related assets. Upon retirement or sale of an asset, the cost and accumulated depreciation are removed from the accounts and any gain or loss is reflected in operations.

Fair Value of Financial Instruments

The fair value of cash and cash equivalents and accounts receivable and accounts payable approximates their carrying amount.

Recent Accounting Pronouncements

The Company does not expect the adoption of recently issued accounting pronouncements to have a significant impact on its results of operations, financial position or cash flow.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

The following table sets forth the names and ages of our current directors and executive officers, the principal offices and positions held by each person:

Name	Age	Positions

Eleazar Rivera	45	President, Treasurer and director
Ronie Tan	55	Secretary, Chairman of the Board and Director

Eleazar Rivera, Age 45

President, Secretary, Treasurer and Director

Eleazar Rivera, has served as our President, Secretary, Treasurer and Director since March 28, 2011. From 2007 to the present, Mr. Rivera has devoted most of his time managing his own investments in residential real estate investments as well as income producing businesses like Network Marketing, Social Networking Media and Information Technologies. From 1989 to 1991 Mr. Rivera attended Oriental Technology Institute, in Manila, Philippines, where he completed a Graduate Vocational Electronics Technology course. From 1991 to 1992, Mr. Rivera attended San Pablo Colleges, San Pablo City, Philippines, where he studied Business Administration and majored in Accountancy. From 1992 to 1993, Mr. Rivera attended System Technology Institute, San Pablo City, Philippines, where he studied computer programming. Mr. Rivera’s entrepreneurial desire evidenced by his ideas which led to the establishment of our business, and his education in electronics, accountancy and computer programming led to our conclusion that Mr. Rivera should be serving as a member of our Board of Directors in light of our business and structure.

Mr. Rivera is not an officer or director of any reporting company that files annual, quarterly, or periodic reports with the United States Securities and Exchange Commission.

Ronie Tan, Age 55

Director

Mr. Tan has served as a director since April 21, 2017. Mr. Tan served as Managing Director & Vice President of South Asia for Isagenix Worldwide LCC from 2012 to 2016. From 2001 to 2010, Mr. Tan served as Managing Director & Vice President of Herbalife International. Mr. Tan received his Ph.D. in Business Administration from Golden State University in California.

TERM OF OFFICE

All directors hold office until the next annual meeting of the stockholders of the Company and until their successors have been duly elected and qualified. Officers are elected by and serve at the discretion of the Board of Directors.

DIRECTOR INDEPENDENCE

Our board of directors is currently composed of two members, neither of whom qualifies as an independent director in accordance with the published listing requirements of the NASDAQ Global Market (the Company has no plans to list on the NASDAQ Global Market).  The NASDAQ independence definition includes a series of objective tests, such as that the director is not, and has not been for at least three years, one of our employees and that neither the director, nor any of his family members has engaged in various types of business dealings with us. In addition, our board of directors has not made a subjective determination as to our director that no relationships exist which, in the opinion of our board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director, though such subjective determination is required by the NASDAQ rules. Had our board of directors made these determinations, our board of directors would have reviewed and discussed information provided by our directors and us with regard to our director’s business and personal activities and relationships as they may relate to us and our management.

SIGNIFICANT EMPLOYEES AND CONSULTANTS

As of the date hereof, Eleazar Rivera and Ronie Tan are our only significant employees.

AUDIT COMMITTEE AND CONFLICTS OF INTEREST

Since we do not have an audit or compensation committee comprised of independent directors, the functions that would have been performed by such committees are performed by our directors. The Board of Directors has not established an audit committee and does not have an audit committee financial expert, nor has the Board of Directors established a nominating committee. The Board is of the opinion that such committees are not necessary since the Company is an early development stage company and has only two directors, and to date, such directors have been performing the functions of such committees. Thus, there is a potential conflict of interest in that our directors and officers have the authority to determine issues concerning management compensation, nominations, and audit issues that may affect management decisions.

There are no family relationships among our directors or officers. Other than as described above, we are not aware of any other conflicts of interest with any of our executive officers or directors.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

No interlocking relationship exists between our Board of Directors and the Board of Directors or compensation committee of any other company, nor has any interlocking relationship existed in the past.

STOCKHOLDER COMMUNICATIONS WITH THE BOARD OF DIRECTORS

We have not implemented a formal policy or procedure by which our stockholders can communicate directly with our Board of Directors. Nevertheless, every effort has been made to ensure that the views of stockholders are heard by the Board of Directors or individual directors, as applicable, and that appropriate responses are provided to stockholders in a timely manner. We believe that we are responsive to stockholder communications, and therefore have not considered it necessary to adopt a formal process for stockholder communications with our Board. During the upcoming year, our Board will continue to monitor whether it would be appropriate to adopt such a process.

INVOLVEMENT IN CERTAIN LEGAL PROCEEDINGS

No director, person nominated to become a director, executive officer, promoter or control person of our company has, during the last ten years: (i) been convicted in or is currently subject to a pending a criminal proceeding (excluding traffic violations and other minor offenses); (ii) been a party to a civil proceeding of a judicial or administrative body of competent jurisdiction and as a result of such proceeding was or is subject to a judgment, decree or final order enjoining future violations of, or prohibiting or mandating activities subject to any federal or state securities or banking or commodities laws including, without limitation, in any way limiting involvement in any business activity, or finding any violation with respect to such law, nor (iii) any bankruptcy petition been filed by or against the business of which such person was an executive officer or a general partner, whether at the time of the bankruptcy or for the two years prior thereto.

EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

The following tables set forth certain information about compensation paid, earned or accrued for services by our President and all other executive officers (collectively, the “Named Executive Officers”) in the fiscal years ended December 31, 2017 and 2016:

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation ($)	All Other Compensation ($)	Total ($)

Eleazar Rivera(1)	2017	300,000	-0-	-0-	-0-	-0-	-0-	-0-	300,000
	2016	300,000	-0-	-0-	-0-	-0-	-0-	-0-	300,000

_____________

(1)	Appointed President and Chief Executive Officer, Secretary, Treasurer and a director, on March 29, 2011. $1,000,000 in accrued salary as of March 31, 2018, and any other compensation that may have been payable has been waived as of March 31, 2018.

STOCK OPTION GRANTS

The following table sets forth certain information concerning outstanding stock awards held by our officers and our directors as of the fiscal years ended December 31, 2017 and 2016:

		Option Awards					Stock Awards
Name	Year	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)

Eleazar Rivera(1)	2017	-0-	-0-	-0-	-0-	N/A	-0-	-0-	-0-	-0-
	2016	-0-	-0-	-0-	-0-	N/A	-0-	-0-	-0-	-0-

Ronie Tan(2)	2017	-0-	-0-	-0-	-0-	N/A	-0-	-0-	-0-	-0-
	2016	-0-	-0-	-0-	-0-	N/A	-0-	-0-	-0-	-0-

__________________

(1)	Appointed President and Chief Executive Officer, Secretary, Treasurer and a director, on March 29, 2011.
(2)	Appointed a director on April 21, 2017.

EMPLOYMENT AGREEMENTS

We are a party to an Employment Agreement, dated November 23, 2014, with our President and Chief Executive Officer, and a director, Eleazar Rivera. The Employment Agreement provides for an initial annual base salary, commencing November 23, 2014, of $300,000 for Mr. Rivera. The annual salary will increase by 10% on December 1 of each year, beginning in 2014, based on the salary due in the year prior to each such 10% increase. The Employment Agreement also provides for (i) a bonus of cash compensation equal to 2% of all monthly net revenues of the Company, (ii) the Company to pay for Mr. Rivera’s costs related to his reasonable monthly cell phone and other mobile Internet costs, home office Internet costs, (iii) the Company to pay for Mr. Rivera’s car and commuting costs, not to exceed $1,000 per month, and club membership costs, payable not later than 10 days after the end of each month, and (iv) a severance payment for Mr. Rivera equal to his then current annual base salary rate upon the termination of the Mr. Rivera’s employment by the Company without cause or by Mr. Rivera for good reason or in the event of a change in control. The Employment Agreement also entitles Mr. Rivera to participate in our employee benefit programs and provide for other customary benefits. In addition, the Employment Agreement provides compensation pursuant periodic grants of stock options thereafter as recommended by our board of directors (no options have been granted to Mr. Rivera as of the date of this Prospectus). Finally, the Employment Agreement prohibits Mr. Rivera from engaging in certain activities which compete with the Company, seek to recruit its employees or disclose any of its trade secrets or otherwise confidential information.

We are a party to an Employment Agreement, dated December 1, 2017, with a director, Ronie Tan. The Employment Agreement provides for an initial annual base salary, commencing December 1, 2017, of $300,000 for Mr. Tan. The annual salary will increase by 10% on December 1 of each year, beginning in 2018, based on the salary due in the year prior to each such 10% increase. The Employment Agreement also provides for (i) a bonus of cash compensation equal to 2% of all monthly net revenues of the Company, (ii) the Company to pay for Mr. Tan’s costs related to his reasonable monthly cell phone and other mobile Internet costs, home office Internet costs, (iii) the Company to pay for Mr. Tan’s car and commuting costs, not to exceed $1,000 per month, and club membership costs, payable not later than 10 days after the end of each month, and (iv) a severance payment for Mr. Tan equal to his then current annual base salary rate upon the termination of the Mr. Tan’s employment by the Company without cause or by Mr. Tan for good reason or in the event of a change in control. The Employment Agreement also entitles Mr. Tan to participate in our employee benefit programs and provide for other customary benefits. In addition, the Employment Agreement provides compensation pursuant periodic grants of stock options thereafter as recommended by our board of directors (no options have been granted to Mr. Tan as of the date of this Prospectus). Finally, the Employment Agreement prohibits Mr. Tan from engaging in certain activities which compete with the Company, seek to recruit its employees or disclose any of its trade secrets or otherwise confidential information.

DIRECTOR COMPENSATION

The following table sets forth director compensation as of December 31, 2017 and 2016:

Name	Year	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)

Eleazar Rivera(1)	2017	-0-	-0-	-0-	-0-	-0-	-0-	-0-
	2016	-0-	-0-	-0-	-0-	-0-	-0-	-0-

Ronie Tan(2)	2017	-0-	-0-	-0-	-0-	-0-	-0-	-0-
	2016	-0-	-0-	0-	-0-	-0-	-0-	-0-

__________________

(1)	Appointed President and Chief Executive Officer, Secretary, Treasurer and a director, on March 29, 2011.
(2)	Appointed a director on April 21, 2017. $400,000 in accrued salary at March 31, 2018.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table lists, as of the date of this Prospectus, the number of shares of common stock of our Company that are beneficially owned by (i) each person or entity known to our Company to be the beneficial owner of more than 5% of the outstanding common stock; (ii) each officer and director of our Company; and (iii) all officers and directors as a group. Information relating to beneficial ownership of common stock by our principal shareholders and management is based upon information furnished by each person using “beneficial ownership” concepts under the rules of the Securities and Exchange Commission. Under these rules, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or direct the voting of the security, or investment power, which includes the power to vote or direct the voting of the security. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Under the Securities and Exchange Commission rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she may not have any pecuniary beneficial interest. Except as noted below, each person has sole voting and investment power.

The percentages below are calculated based on 113,405,751 shares of our common stock issued and outstanding as of the date of this prospectus. We do not have any outstanding warrant, options or other securities exercisable for or convertible into shares of our common stock.

Title of Class	Name and Address of Beneficial Owner (2)	Amount and Nature of Beneficial Ownership	Percent of Common Stock (1)

Common Stock	Eleazar Rivera(3)	50,543,020	44.57%
Common Stock	Ronie Tan(4)	51,418,000	45.3%
All directors and executive officers as a group (2 persons)		101,961,020	89.87%

____________

(1)	The percentages below are based on 113,405,751 shares of our common stock issued and outstanding as of the date of this Prospectus.
(2)	c/o Alpha Network Alliance Ventures Inc., 11801 Pierce St., 2nd Floor, Riverside, California 92505.
(3)	Appointed President and Chief Executive Officer, Secretary, Treasurer and a director, on March 29, 2011.
(4)	Appointed a director on April 21, 2017.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Eleazar Rivera, our President and a director, has lent the Company noninterest bearing amounts of $857,421 as of March 31, 2018. Of this amount, $557,421 is designated as advances from stockholders, while $300,000 is designated as deposit for future share subscriptions. No subscribed shares are outstanding that cannot be legally issued until paid for. These advances are unsecured and there are no terms for repayment.

We are a party to an Employment Agreement, dated November 23, 2014, with our President and Chief Executive Officer, and a director, Eleazar Rivera. The Employment Agreement provides for an initial annual base salary, commencing November 23, 2014, of $300,000 for Mr. Rivera. The annual salary will increase by 10% on December 1 of each year, beginning in 2014, based on the salary due in the year prior to each such 10% increase. The Employment Agreement also provides for (i) a bonus of cash compensation equal to 2% of all monthly net revenues of the Company, (ii) the Company to pay for Mr. Rivera’s costs related to his reasonable monthly cell phone and other mobile Internet costs, home office Internet costs, (iii) the Company to pay for Mr. Rivera’s car and commuting costs, not to exceed $1,000 per month, and club membership costs, payable not later than 10 days after the end of each month, and (iv) a severance payment for Mr. Rivera equal to his then current annual base salary rate upon the termination of the Mr. Rivera’s employment by the Company without cause or by Mr. Rivera for good reason or in the event of a change in control. The Employment Agreement also entitles Mr. Rivera to participate in our employee benefit programs and provide for other customary benefits. In addition, the Employment Agreement provides compensation pursuant periodic grants of stock options thereafter as recommended by our board of directors (no options have been granted to Mr. Rivera as of the date of this Prospectus). Finally, the Employment Agreement prohibits Mr. Rivera from engaging in certain activities which compete with the Company, seek to recruit its employees or disclose any of its trade secrets or otherwise confidential information.

We are a party to an Employment Agreement, dated December 1, 2017, with a director, Ronie Tan. The Employment Agreement provides for an initial annual base salary, commencing December 1, 2017, of $300,000 for Mr. Tan. The annual salary will increase by 10% on December 1 of each year, beginning in 2018, based on the salary due in the year prior to each such 10% increase. The Employment Agreement also provides for (i) a bonus of cash compensation equal to 2% of all monthly net revenues of the Company, (ii) the Company to pay for Mr. Tan’s costs related to his reasonable monthly cell phone and other mobile Internet costs, home office Internet costs, (iii) the Company to pay for Mr. Tan’s car and commuting costs, not to exceed $1,000 per month, and club membership costs, payable not later than 10 days after the end of each month, and (iv) a severance payment for Mr. Tan equal to his then current annual base salary rate upon the termination of the Mr. Tan’s employment by the Company without cause or by Mr. Tan for good reason or in the event of a change in control. The Employment Agreement also entitles Mr. Tan to participate in our employee benefit programs and provide for other customary benefits. In addition, the Employment Agreement provides compensation pursuant periodic grants of stock options thereafter as recommended by our board of directors (no options have been granted to Mr. Tan as of the date of this Prospectus). Finally, the Employment Agreement prohibits Mr. Tan from engaging in certain activities which compete with the Company, seek to recruit its employees or disclose any of its trade secrets or otherwise confidential information.

INTEREST OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this Prospectus as having prepared or certified any part of this Prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest exceeding $50,000, directly or indirectly, in the Company or any of its parents or subsidiaries. Nor was any such person connected with the Company or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

EXPERTS

The financial statements included in this Prospectus for the years ended December 31, 2017 and 2016 have been audited by Yu Certified Accountant, P.C., and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

The Law Offices of Thomas E. Puzzo, PLLC, 3823 44th Ave. NE, Seattle, Washington 98105, has acted as special counsel to the Company in connection with the registration and proposed sale and/or resale of the 105,100,500 shares of common stock at $0.45 per share.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION
FOR SECURITIES ACT LIABILITIES

Our Bylaws provide to the fullest extent permitted by law that our directors or officers, former directors and officers, and persons who act at our request as a director or officer of a body corporate of which we are a shareholder or creditor shall be indemnified by us. We believe that the indemnification provisions in our By-laws are necessary to attract and retain qualified persons as directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Company pursuant to provisions of the State of Delaware, the Company has been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and accordingly, file current and periodic reports, proxy statements and other information with the SEC.  We have also filed a registration statement on Form S-1 under the Securities Act, as amended, in connection with this offering.  We have also filed with the Commission a Registration Statement on Form S-1, under the Securities Act of 1933, as amended, with respect to the securities offered by this prospectus. This prospectus, which forms a part of the registration statement, does not contain all the information set forth in the registration statement, as permitted by the rules and regulations of the Commission. For further information with respect to us and the securities offered by this prospectus, reference is made to the registration statement. We do not file reports with the Securities and Exchange Commission, and we will not otherwise be subject to the proxy rules. The registration statement and other information may be read and copied at the Commission’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549.  The public may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. The Commission maintains a web site at http://www.sec.gov that contains reports and other information regarding issuers that file electronically with the Commission.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON
ACCOUNTING AND FINANCIAL DISCLOSURE

Yu Certified Accountant, P.C., is our independent registered public accounting firm. There have not been any changes in or disagreements with accountants on accounting and financial disclosure or any other matter.

ALPHA NETWORK ALLIANCE VENTURES INC.

INDEX TO FINANCIAL STATEMENTS

Our audited financial statements for the fiscal periods ended December 31, 2017 and 2016.

Balance Sheets as of March 31, 2018 (Unaudited) and December 31, 2017.	F-15

Statement of operations (Unaudited) for the three months ended March 31, 2018 and 2017.	F-16

Statement of Cash Flows (Unaudited) for the three months and ended March 31, 2018 and 2017.	F-17

Notes to Condensed Consolidated Financial Statements	F-18

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders of
Alpha Network Alliance Ventures Inc.

Opinion on the Financial Statements

We have audited the accompanying balance sheets of Alpha Network Alliance Ventures Inc. (the “Company”) as of December 31, 2017 and 2016, and the related statements of operations, changes in stockholders’ deficits and statements of cash flows for the years then ended, and the related notes (collectively referred to as the financials statements). In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Alpha Network Alliance Ventures Inc. as of December 31, 2017 and 2016, and the results of their operations and their cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

Emphasis of Matter - Going Concern

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note #2 to the financial statements, although the Company has limited operations it has yet to attain profitability. This raises substantial doubt about its ability to continue as a going concern. Management’s plan in regard to these matters is also described in Note #2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company's financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) ("PCAOB") and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Certified Public Accountants

149 Madison Avenue, Suite 1128, New York NY 10016

Tel: 347-618-9237, 718-813-2130

Email: Info@ywlcpa.com

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ Yu Certified Public Accountant PC

We have served as the Company's auditor since 2015.

New York, New York

April 15, 2018

Certified Public Accountants

149 Madison Avenue, Suite 1128, New York NY 10016

Tel: 347-618-9237, 718-813-2130

Email: Info@ywlcpa.com

ALPHA NETWORK ALLIANCE VENTURES, INC.
A Development Stage Company
Balance Sheets
Audited

	December 31,	December 31,
	2017	2016

ASSETS
Current assets:
Cash	$2,068	$10,833
Accounts receivable	41,557	61,836
Total current assets	43,625	72,669

Property and equipment, net	10,089	16,381

Total assets	$53,714	$89,050

LIABILITIES
Current liabilities:
Related Party:
Advances from related party	$857,421	$746,212
Accounts payable	37,559	—
Accrued compensation	1,250,000	625,000
Total current liabilities	2,144,980	1,371,212

Total liabilities	2,144,980	1,371,212

STOCKHOLDERS' DEFICIT
Common stock, $.0001 par value, 8,000,000,000 shares authorized,113,405,751 and 113,405,751 shares issued and outstanding, respectively	11,341	11,341
Capital in excess of par value	903,664	903,664
Deficit accumulated during the development stage	(3,006,271)	(2,197,167)
Total stockholders' deficit	(2,091,266)	(1,282,162)
Total liabilities and stockholders' deficit	$53,714	$89,050

ALPHA NETWORK ALLIANCE VENTURES, INC.
A Development Stage Company
Statements of Operations
Audited

	Year ended	Year ended
	December 31,	December 31,
	2017	2016

Revenue	$84,070	$59,463

Cost of revenue	59,900	38,175

Gross profit	24,170	21,288

General and Administrative expneses:
Marketing expenses	314	244
Wages	656,495	301,500
Rent	1,365	1,593
Travel	40,092	25,289
Professional	68,454	27,376
Office supplies	431	456
Computer and internet	17,229	15,879
Other general and administrative expenses	48,894	24,735
Total operating expenses	833,274	397,072
Net loss	(809,104)	(375,784)
Other comprehensive income/(loss)	—	—
Comprehensice income/(loss)	$(809,104)	$(375,784)

Basic earnings/(loss) per common share	$(0.01)	$(0.00)

Weighted average number of shares outstanding	113,405,751	113,405,751

ALPHA NETWORK ALLIANCE VENTURES, INC.
A Development Stage Company
Statements of Cash Flows
Audited

	Year ended	Year ended
	December 31,	December 31,
	2017	2016

Cash flows from operating activities:
Net loss	$(809,104)	$(375,784)

Adjustments to reconcile net (loss) to cash provided (used) by developmental stage activities:
Shares issued for services
Depreciation	6,292	6,292
Change in current assets and liabilities:
Accounts receivable	20,279	(26,919)
Accounts Payable	37,559	—
Accrued compensation	625,000	300,000
Inventory	—	3,765
Net cash used from operating activities	(119,974)	(92,646)

Cash flows from investing activities:
Net cash flows provided in investing activities	—	—

Cash flows from financing activities:
Loan from related party	111,209	98,973
Net cash flows provided by financing activities	111,209	98,973
Net increase (decrease) in cash flows	(8,765)	6,326

Cash and equivalents, beginning of period	10,833	4,507
Cash and equivalents, end of period	$2,068	$10,833

SUPPLEMENTAL DISCLOSURE OF CASH FLOWS FOR:
Interest	$—	$—
Income taxes	$—	$—

ALPHA NETWORK ALLIANCE VENTURES, INC.
(A Development Stage Enterprise)
Statement of Shareholders' Deficits
Audited

					(Deficit)
					Accumulated
			Additional		During the
	Common stock		Paid-in	Stock	Development
	Shares	Amount	Capital	Subscription	Stage	Totals

Balance, March 24, 2011 (Inception)	75,000,000	$7,500	$3,139	$—	$—	$10,639

Reverse recapitalization	31,390,000	3,139	(3,139)		—	—

Net (loss) for the period	—	—	—		(171,567)	(171,567)

Balance, December 31, 2011	106,390,000	10,639	—	—	(171,567)	(160,928)

Issuance of common stock to new shareholders	158,500	16	18,734			18,750

Net (loss) for the period					(76,137)	(76,137)

Balance, December 31, 2012	106,548,500	10,655	18,734	—	(247,704)	(218,315)

Common stock issued	205,868	21	30,859			30,880

Stock Subscription				41,605		41,605

Net (loss) for the period					(211,996)	(211,996)

Balance, December 31, 2013	106,754,368	10,676	49,593	41,605	(459,700)	(357,826)

Common stock issued for cash	514,317	51	78,281			78,332

Common stock issued for Services	5,322,000	532	632,666			633,198

Shares issued for subscription	277,366	28	41,577	(41,605)		—

Net (loss) for the period					(834,590)	(834,590)

Balance, December 31, 2014	112,868,051	$11,287	$802,117	$—	$(1,294,290)	$(480,886)

Common stock issued for Services	537,700	54	101,547			101,601

Net (loss) for the period					(527,093)	(527,093)

Balance, December 31, 2015	113,405,751	$11,341	$903,664	$—	$(1,821,383)	$(906,378)

Net (loss) for the period					(375,784)	(375,784)

Balance, December 31, 2016	113,405,751	$11,341	$903,664	$—	$(2,197,167)	$(1,282,162)

Net (loss) for the period					(809,104)	(809,104)

Balance, December 31, 2017	113,405,751	$11,341	$903,664	$—	$(3,006,271)	$(2,091,266)

ALPHA NETWORK ALLIANCE VENTRUES, INC.

 (A DEVELOPMENT STAGE ENTERPRISE)

NOTES TO FINANCIAL STATEMENTS

AUDITED

December 31, 2017

Note 1 - Summary of Significant Accounting Policies:

The Company was originally organized in the State of Delaware on March 24, 2011 as Daedalus Ventures, Inc.

In December 2011 the Company completed a merger with Alpha Network Alliance Ventures Inc. Immediately upon the completion of the merger, the Company changed its name to Alpha Network Alliance Ventures Inc.

The Company is focused on building and operating a social networking software application and other internet driven applications. The Company builds Social Network Marketing tools that enable buyers, sellers, users to connect, share, discover and communicate with each other. The software application also allows its users to post reviews and share shopping and fashion tips and opinions or to integrate their 3rd party websites or shopping store sites. It also offers products that enable companies, advertisers and marketers to engage with its users using a Social Network Marketing campaign and Social Medial Marketing campaign platform to boost the sales and membership for every affiliate who wants to participate.

The Company’s market is mostly Overseas Contract Workers (OCW) and majority is from the Philippines. The Company decided that it’s appropriate to sell our KababayanKo.com Premium Packages membership with products included to be more attractive and lucrative to every affiliate who buys and upgrades to Premium Packages Membership, and as a result of the promotion they can also purchase the products inside Kababayanko.com Market Place if they want it more.

During 2014, The Company also moved its primary operations to the Philippines.  The purpose of this move was to better centrally locate to its primary market.  Additionally, the Company plans to recognize lower costs and better distribution.

Recognizing the efficiency and cost effectivity of its operations in the Philippines, the company appointed an independent distributor that will primarily handle the distribution of its product in the Philippines. As a result of this, during 2015, the company has moved its primary operations back in the California, United States.

The Company’s activities are subject to significant risks and uncertainties, including failing to secure additional funding to operationalize the Company’s market penetration before another company develops a similar product.

The Company is in the development stage as defined under Statement on Financial Accounting Standards Accounting Standards Codification FASB ASC 915-205 "Development-Stage Entities.” The Company has adopted the new provision of FASB ASC 915-275 and is not reporting inception to date activities as previously required.

Basis of presentation

The accompanying financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America, and pursuant to the rules and regulations of the Securities and Exchange Commission (the “SEC”) and reflect all adjustments, consisting of normal recurring adjustments, which management believes are necessary to fairly present the financial position, results of operations and cash flows of the Company for the years ended December 31, 2017 and December 31, 2016.

ALPHA NETWORK ALLIANCE VENTRUES, INC.

 (A DEVELOPMENT STAGE ENTERPRISE)

NOTES TO FINANCIAL STATEMENTS

AUDITED

December 31, 2017

Use of estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and cash equivalents

The Company maintains a cash balance in a non-interest-bearing account that currently does not exceed federally insured limits. For the purpose of the statements of cash flows, all highly liquid investments with an original maturity of three months or less are considered to be cash equivalents. There were no cash equivalents as of December 31, 2017 and December 31, 2016.

Fair value of financial instruments and derivative financial instruments

The Company’s financial instruments include cash, accounts payable, and notes payable. All instruments are accounted for on a historical cost basis, which, due to the short maturity of these financial instruments, approximates fair value at December 31, 2017 and December 31, 2016. The Company did not engage in any transaction involving derivative instruments.

Inventory

Inventory is recorded at the lower of cost or market and is computed on a first-in first-out basis. The inventory consists of weight loss products, energy and performance solutions products and healthy aging solution products.

Property and Equipment

Property and equipment are stated at cost. Major repairs and betterments are capitalized and normal maintenance and repairs are charged to expense as incurred. Depreciation is computed by the straight-line method over the estimated useful lives of the related assets. Office and general equipment are depreciated over useful lives of 10 years and leasehold improvements are depreciated shorter of term lease and useful life of 20 years. Upon retirement or sale of an asset, the cost and accumulated depreciation are removed from the accounts and any gain or loss is reflected in operations.

Federal income taxes

Potential benefits of income tax losses are not recognized in the accounts until realization is more likely than not. The Company has adopted Accounting Standards Codification 740.10.05 “Accounting for Income Taxes” as of its inception. Pursuant to Accounting Standards Codification 740.10.05, the Company is required to compute tax asset benefits for net operating losses carried forward. Potential benefits of net operating losses have not been recognized in these financial statements because the Company cannot be assured it is more likely than not it will utilize the net operating losses carried forward to future years. The U. S. Tax Act known as Tax Cuts and Jobs Act (the “2017 Act”) signed on December 22, 2017 may have changed the consequences to U. S. shareholders that own, or are considered to own, as a result of the attribution rules, 10% or more of the voting power or value of a non-U. S. corporation ( a “10% U.S. shareholder) under the U.S. Federal income tax law applicable to owners of U.S. controlled foreign corporations (“CFCs”). We did not believe any of our shareholders, or our subsidiaries were CFCs, and there will be no such impact for 2017 Act for the year ended December 31, 2017.

ALPHA NETWORK ALLIANCE VENTRUES, INC.

 (A DEVELOPMENT STAGE ENTERPRISE)

NOTES TO FINANCIAL STATEMENTS

AUDITED

December 31, 2017

Net income per share of common stock

Net loss per share is provided in accordance with FASB ASC 260-10, “Earnings per Share”. Basic net loss per common share ("EPS") is computed by dividing income available to common stockholders by the weighted-average number of common shares outstanding for the period. Diluted earnings per share is computed by dividing net income by the weighted average shares outstanding, assuming all dilutive potential common shares were issued, unless doing so is anti-dilutive.

Common Stock Registration Expenses

The Company considers incremental costs and expenses related to the registration of equity securities with the SEC, whether by contractual arrangement as of a certain date or by demand, to be unrelated to original issuance transactions.  As such, subsequent registration costs and expenses are reflected in the accompanying financial statements as general and administrative expenses, and are expensed as incurred.

Research and Development

Costs for research and development, including predevelopment efforts prior to establishing technological feasibility of software expected to be marketed, are expensed as incurred. Development costs are capitalized when technological feasibility has been established and anticipated future revenues support the recoverability of the capitalized amounts. Capitalization stops when the product is available for general release to customers. The Company has not capitalized any software development, and has expensed these costs as incurred. These costs are included in research and development expense.

Revenue Recognition:

The company recognizes revenues when control of the promised goods or services is transferred to our customers in an amount that reflects the consideration we expect to be entitled to in exchange for those good or services. The company generates wholesale revenues primarily from sale of products to retailers or distributors who are mostly Overseas Contract Workers (OCW) and majority is from the Philippines. The company typically extend credit terms to its wholesale customers based on their creditworthiness and generally do not receive advance payments. As such, we record accounts receivable at the time of shipment, when our right to the consideration becomes unconditional. Accounts receivable from our wholesale customers are typically due within 30 to 60 days of invoicing. An allowance for doubtful accounts is provided based on a periodic analysis of individual accounts balances, including an evaluation of days outstanding, payment history, recent payment trends, and the company’s assessment of its customers’ creditworthiness, As of December 31, 2017 and 2016, no allowance for doubtful accounts has been provided.

Recently Issued Accounting Pronouncements:

For the year ended December 31, 2017 and the year ended December 31, 2016, the Company does not expect any of the recently issued accounting pronouncements to have a material impact on its financial condition or results of operations.

Note 2 - Uncertainty, going concern:

The Company’s financial statements are prepared using generally accepted accounting principles in the United States of America applicable to a going concern which contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company has not yet established an ongoing source of revenues sufficient to cover its operating costs to allow it to continue as a going concern. As of December 31, 2017, the Company had an accumulated deficit of $3,006,271. The ability of the Company to continue as a going concern is dependent on the Company obtaining adequate capital to fund operating losses until it becomes profitable. If the Company is unable to obtain adequate capital, it could be forced to cease operations.

ALPHA NETWORK ALLIANCE VENTRUES, INC.

 (A DEVELOPMENT STAGE ENTERPRISE)

NOTES TO FINANCIAL STATEMENTS

AUDITED

December 31, 2017

In order to continue as a going concern, the Company will need, among other things, additional capital resources. The Company is contemplating conducting an offering of its debt or equity securities to obtain additional operating capital. The Company is dependent upon its ability, and will continue to attempt, to secure equity and/or debt financing. There are no assurances that the Company will be successful and without sufficient financing it would be unlikely for the Company to continue as a going concern.

The ability of the Company to continue as a going concern is dependent upon its ability to successfully accomplish the plans described in the preceding paragraph and eventually secure other sources of financing and attain profitable operations. These financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts, or amounts and classification of liabilities that might result from this uncertainty.

Note 3 – Property and Equipment, net

Property and equipment at year-end consisted of:

	December 31,	December 31,
	2017	2016

Transportation Equipment	$44,132	$44,132
Less: Accumulated Depreciation	34,043	27,751
Property and equipment, net	$10,089	$16.381

The Company recorded depreciation expense of $6,292 and $6,292 for the year ended December 31, 2017 and 2016, respectively.

Note 4 - Related Party Transactions:

Due to related parties included in the balance sheets as of December 31, 2017 and December 31, 2016 were loans from the Company’s director and CEO, Mr. Eleazar Rivera. He has lent the Company noninterest bearing amounts of $857,421 as of December 31, 2017 and $746,212 as of December 31, 2016. Of this amount, $557,421 is designated as advances from stockholders, while $300,000 is designated as deposit for future share subscriptions. No subscribed shares are outstanding that cannot be legally issued until paid for. These advances are unsecured and there are no terms for repayment.

Note 5 - Common Stock:

Since inception, the Company has issued 108,531,251shares of stock for $169,567 cash.

During the year ended December 31, 2012, the Company issued for cash 158,500 shares of stock for $18,750

During the year ended December 31, 2013, the Company issued for cash 205,868 shares of stock for $30,800. Additionally, the Company received $43,887 cash for 277,366 unissued shares of common stock. These shares were issued in the first quarter 2014.

ALPHA NETWORK ALLIANCE VENTRUES, INC.

 (A DEVELOPMENT STAGE ENTERPRISE)

NOTES TO FINANCIAL STATEMENTS

AUDITED

December 31, 2017

The Company had the following stock transactions for the year ended December 31, 2014:

The Company issued 277,366 shares of stock for the funds received and recorded as a stock subscription for the period ending December 31, 2013.

The Company issued 514,317 shares of stock for 78,332 cash.

The company had no new shares issued for the years 2017, 2016 and 2015.

Note 6 – Employment Contract

On November 24, 2014, the Company entered into an employment agreement with its Chief Executive Officer and majority shareholder for a (5) five year employment agreement. The employment agreement calls for an annual salary of $300,000 plus a monthly bonus of 2% of all sales paid on a monthly basis. The agreement also includes a 10% increase every December 1st. This contract renews on an annual basis following the (5) year term and can be canceled by the Company or the employee.

On December 1, 2017, another employment agreement, with the same terms and conditions, was entered into by the company with its Chairman of the board.

The balance of this accrued compensation as of December 31, 2017 was $1,250,000. The balance at December 31, 2016 was $625,000.

Note 7 - Subsequent Events

Alpha’s management has evaluated events occurring between December 31, 2017 and April 15, 2018, which is the date of the financial statements were available to be issued, and has recognized in the financial statements the effects of all subsequent events that provide additional evidence about conditions that existed at April 15, 2018, including the estimates inherent in the processing of the financial statements.

On April 4, 2018, the company filed with the Securities and Exchange Commission a registration statement (Form S-1) under the Securities Act of 1933 to register securities for initial public offering of 100,000,000 shares of common stock at a fixed price $0.45 per share and 10,000,000 shares of common stock offered by selling stockholders at an initial price of $0.45 and may eventually be offered at prevailing market prices or privately negotiated prices. The offering is being conducted on a self-underwritten, best effort basis, which means that management, will attempt to sell the shares. The common stock offered by the selling stockholders will not be sold until the company sells all of the 100,000,000 sales in its offering.

ALPHA NETWORK ALLIANCE VENTRUES, INC.

 (A DEVELOPMENT STAGE ENTERPRISE)

NOTES TO FINANCIAL STATEMENTS

AUDITED

December 31, 2017

Any funds that will be raised from the offering of 100,000,000 common shares shall be immediately available for use as follows:

Product Development	10%	Expansion to 10 countries	20%
Infrastructure	10%	Inventory for 6 months allocations	25%
Executive salaries	10%	Legal and accounting	2%
Staff salaries	20%	Transfer agent, contingencies
		And other expenses	3%
Total			100%

The offering price of the 100,000,000 shares being offered has been determined arbitrarily by the management. The price does not bear any relationship to the company’s assets, book value, earnings, or other established criteria for valuing a privately held company. In determining the number of shares to be offered and the offering price, the company took into consideration its cash on hand and the amount of money that would need to implement its business plan. Accordingly, the offering price should not be considered an indication of the actual value of the securities. The will not receive any of the proceeds from the sale of the 10,000,000 common shares being offered for sale by the selling stockholders, which 10,000,000 shares of our common stock may be offered and sold from time to time by the selling stockholders. The selling shareholders will sell our shares at prevailing market prices or privately negotiated prices.

The common shares being offered for resale by the 2 selling stockholders consist 5,000,000 of our common stock, $0.0001 par value. The following table sets forth the shares beneficially owned, as of the date of the prospectus, by the selling stockholders prior to the offering by existing stockholders contemplated by this prospectus, the number of shares each selling stockholder is offering by this prospectus and the number of shares which each would own beneficially if all such offered shares are sold.

Beneficial ownership is determined in accordance with Securities and Exchange Commission rules. Under these rules, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or direct the voting of the security, or investment power, which includes the power to vote or direct the voting of the security. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Under the Securities and Exchange Commission rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she may not have any pecuniary beneficial interest. Except as noted below, each person has sole voting and investment power.

The percentages below are calculated based on 113,405,751 shares of our common stock issued and outstanding as of the date of the prospectus. The company does not have any outstanding options, warrants or other securities exercisable for or convertible into shares of our common stock. None of the selling stockholders is a broker-dealer or an affiliate of a broker-dealer.

ALPHA NETWORK ALLIANCE VENTRUES, INC.

 (A DEVELOPMENT STAGE ENTERPRISE)

NOTES TO FINANCIAL STATEMENTS

AUDITED

December 31, 2017

Name of Selling Shareholder	Shares Owned Before the Offering	Total Number of Shares to be Offered for the Security Holder’s Account	Total Shares Owned After the Offering is complete	Percentage of Shares Owned After the Offering is complete

Eleazar Rivera (1)	50,543,020	5,000,000	45,543,020	21.34%
Ronie Tan (2)	51,418,000	5,000,000	46,418,000	21.75%
Totals	101,961,020	10,000,000	91,961,020	43.09%

PART I. FINANCIAL INFORMATION

ITEM   1.   FINANCIAL STATEMENTS.

ALPHA NETWORK ALLIANCE VENTURES, INC.

A Development Stage Company

Balance Sheets

Unaudited

	March 31,	December 31,
	2018	2017

ASSETS
Current assets:
Cash	$6,560	$2,068
Accounts receivable	74,605	41,557
Total current assets	81,165	43,625

Property and equipment, net	8,516	10,089

Total assets	$89,681	$53,714

LIABILITIES
Current liabilities:
Related Party:
Advances from related party	$929,595	$857,421
Accounts payable	37,559	37,559.00
Accrued compensation	1,400,000	1,250,000
Total current liabilities	2,367,154	2,144,980

Total liabilities	2,367,154	2,144,980

STOCKHOLDERS' DEFICIT

Common stock, $.0001 par value, 8,000,000,000 shares authorized, 113,405,751 and 113,405,751 shares issued and outstanding, respectively	11,341	11,341
Capital in excess of par value	903,664	903,664
Deficit accumulated during the development stage	(3,192,478)	(3,006,271)
Total stockholders' deficit	(2,277,473)	(2,091,266)
Total liabilities and stockholders' deficit	$89,681	$53,714

ALPHA NETWORK ALLIANCE VENTURES, INC.

A Development Stage Company

Statements of Operations

Unaudited

	Three months	Three months
	ended	ended
	March 31,	March 31,
	2018	2017

Revenue	$33,048	$3,492

Cost of revenue	24,258	2,662

Gross profit	8,790	830

General and Administrative expenses:
Marketing expenses	325	—
Wages	151,000	95,015
Rent	206	297
Travel	20,260	12,435
Professional	6,202	6,830
Office supplies	6	14
Computer and internet	2,779	2,841
Other general and administrative expenses	14,218	11,953
Total operating expenses	194,996	129,385
Net loss	(186,206)	(128,555)
Other comprehensive income/(loss)	—	—
Comprehensive income/(loss)	$(186,206)	$(128,555)

Basic earnings/(loss) per common share	$(0.01)	$(0.00)

Weighted average number of shares outstanding	113,405,751	113,405,751

ALPHA NETWORK ALLIANCE VENTURES, INC.

A Development Stage Company

Statements of Cash Flows

Unaudited

	Three months	Three months
	ended	ended
	March 31,	March 31,
	2018	2017

Cash flows from operating activities:
Net loss	$(186,206)	$(128,555)

Adjustments to reconcile net (loss) to cash provided (used) by developmental stage activities:
Shares issued for services
Depreciation	1,573	1,573
Change in current assets and liabilities:
Accounts receivable	(33,048)	36,298
Accounts Payable	—
Accrued compensation	150,000	75,000
Inventory	—
Net cash used from operating activities	(67,681)	(15,684)

Cash flows from investing activities:
Net cash flows provided in investing activities	—	—

Cash flows from financing activities:
Loan from related party	72,173	11,743
Net cash flows provided by financing activities	72,173	11,743
Net increase (decrease) in cash flows	4,492	(3,941)

Cash and equivalents, beginning of period	2,068	10,833
Cash and equivalents, end of period	$6,560	$6,892

SUPPLEMENTAL DISCLOSURE OF CASH FLOWS FOR:
Interest	$—	$—
Income taxes	$—	$—

ALPHA NETWORK ALLIANCE VENTRUES, INC.

 (A DEVELOPMENT STAGE ENTERPRISE)

NOTES TO FINANCIAL STATEMENTS

UNAUDITED

March 31, 2018

Note 1 - Summary of Significant Accounting Policies:

The Company was originally organized in the State of Delaware on March 24, 2011 as Daedalus Ventures, Inc.

In December 2011 the Company completed a merger with Alpha Network Alliance Ventures Inc. Immediately upon the completion of the merger, the Company changed its name to Alpha Network Alliance Ventures Inc.

The Company is focused on building and operating a social networking software application and other internet driven applications. The Company builds Social Network Marketing tools that enable buyers, sellers, users to connect, share, discover and communicate with each other. The software application also allows its users to post reviews and share shopping and fashion tips and opinions or to integrate their 3rd party websites or shopping store sites. It also offers products that enable companies, advertisers and marketers to engage with its users using a Social Network Marketing campaign and Social Medial Marketing campaign platform to boost the sales and membership for every affiliate who wants to participate.

The Company’s market is mostly Overseas Contract Workers (OCW) and majority is from the Philippines. The Company decided that it’s appropriate to sell our KababayanKo.com Premium Packages membership with products included to be more attractive and lucrative to every affiliate who buys and upgrades to Premium Packages Membership, and as a result of the promotion they can also purchase the products inside Kababayanko.com Market Place if they want it more.

During 2014, The Company also moved its primary operations to the Philippines.  The purpose of this move was to better centrally locate to its primary market.  Additionally, the Company plans to recognize lower costs and better distribution.

Recognizing the efficiency and cost effectivity of its operations in the Philippines, the company appointed an independent distributor that will primarily handle the distribution of its product in the Philippines. As a result of this, during 2015, the company has moved its primary operations back in the California, United States.

The Company’s activities are subject to significant risks and uncertainties, including failing to secure additional funding to operationalize the Company’s market penetration before another company develops a similar product.

The Company is in the development stage as defined under Statement on Financial Accounting Standards Accounting Standards Codification FASB ASC 915-205 "Development-Stage Entities.” The Company has adopted the new provision of FASB ASC 915-275 and is not reporting inception to date activities as previously required.

Basis of presentation

The accompanying financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America, and pursuant to the rules and regulations of the Securities and Exchange Commission (the “SEC”) and reflect all adjustments, consisting of normal recurring adjustments, which management believes are necessary to fairly present the financial position, results of operations and cash flows of the Company for the three months ended March 31, 2018 and for the year ended December 31, 2017.

Use of estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reporting period. Actual results could differ from those estimates.

ALPHA NETWORK ALLIANCE VENTRUES, INC.

 (A DEVELOPMENT STAGE ENTERPRISE)

NOTES TO FINANCIAL STATEMENTS

UNAUDITED

March 31, 2018

Cash and cash equivalents

The Company maintains a cash balance in a non-interest-bearing account that currently does not exceed federally insured limits. For the purpose of the statements of cash flows, all highly liquid investments with an original maturity of three months or less are considered to be cash equivalents. There were no cash equivalents as of March 31, 2017 and December 31, 2017.

Fair value of financial instruments and derivative financial instruments

The Company’s financial instruments include cash, accounts payable, and notes payable. All instruments are accounted for on a historical cost basis, which, due to the short maturity of these financial instruments, approximates fair value at March 31, 2018 and December 31, 2017. The Company did not engage in any transaction involving derivative instruments.

Inventory

Inventory is recorded at the lower of cost or market and is computed on a first-in first-out basis. The inventory consists of weight loss products, energy and performance solutions products and healthy aging solution products.

Property and Equipment

Property and equipment are stated at cost. Major repairs and betterments are capitalized and normal maintenance and repairs are charged to expense as incurred. Depreciation is computed by the straight-line method over the estimated useful lives of the related assets. Office and general equipment are depreciated over useful lives of 10 years and leasehold improvements are depreciated shorter of term lease and useful life of 20 years. Upon retirement or sale of an asset, the cost and accumulated depreciation are removed from the accounts and any gain or loss is reflected in operations.

Federal income taxes

Potential benefits of income tax losses are not recognized in the accounts until realization is more likely than not. The Company has adopted Accounting Standards Codification 740.10.05 “Accounting for Income Taxes” as of its inception. Pursuant to Accounting Standards Codification 740.10.05, the Company is required to compute tax asset benefits for net operating losses carried forward. Potential benefits of net operating losses have not been recognized in these financial statements because the Company cannot be assured it is more likely than not it will utilize the net operating losses carried forward to future years. The U. S. Tax Act known as Tax Cuts and Jobs Act (the “2017 Act”) signed on December 22, 2017 may have changed the consequences to U. S. shareholders that own, or are considered to own, as a result of the attribution rules, 10% or more of the voting power or value of a non-U. S. corporation ( a “10% U.S. shareholder) under the U.S. Federal income tax law applicable to owners of U.S. controlled foreign corporations (“CFCs”). We did not believe any of our shareholders, or our subsidiaries were CFCs, and there will be no such impact for 2017 Act for the three months ended March 31 and for the year ended December 31, 2017.

Net income per share of common stock

Net loss per share is provided in accordance with FASB ASC 260-10, “Earnings per Share”. Basic net loss per common share ("EPS") is computed by dividing income available to common stockholders by the weighted-average number of common shares outstanding for the period. Diluted earnings per share is computed by dividing net income by the weighted average shares outstanding, assuming all dilutive potential common shares were issued, unless doing so is anti-dilutive.

Common Stock Registration Expenses

The Company considers incremental costs and expenses related to the registration of equity securities with the SEC, whether by contractual arrangement as of a certain date or by demand, to be unrelated to original issuance transactions.  As such, subsequent registration costs and expenses are reflected in the accompanying financial statements as general and administrative expenses, and are expensed as incurred.

ALPHA NETWORK ALLIANCE VENTRUES, INC.

 (A DEVELOPMENT STAGE ENTERPRISE)

NOTES TO FINANCIAL STATEMENTS

UNAUDITED

March 31, 2018

Research and Development

Costs for research and development, including predevelopment efforts prior to establishing technological feasibility of software expected to be marketed, are expensed as incurred. Development costs are capitalized when technological feasibility has been established and anticipated future revenues support the recoverability of the capitalized amounts. Capitalization stops when the product is available for general release to customers. The Company has not capitalized any software development, and has expensed these costs as incurred. These costs are included in research and development expense.

Revenue Recognition:

The company recognizes revenues when control of the promised goods or services is transferred to our customers in an amount that reflects the consideration we expect to be entitled to in exchange for those good or services. The company generates wholesale revenues primarily from sale of products to retailers or distributors who are mostly Overseas Contract Workers (OCW) and majority is from the Philippines. The company typically extend credit terms to its wholesale customers based on their creditworthiness and generally do not receive advance payments. As such, we record accounts receivable at the time of shipment, when our right to the consideration becomes unconditional. Accounts receivable from our wholesale customers are typically due within 30 to 60 days of invoicing. An allowance for doubtful accounts is provided based on a periodic analysis of individual accounts balances, including an evaluation of days outstanding, payment history, recent payment trends, and the company’s assessment of its customers’ creditworthiness, As of December 31, 2017 and 2016, no allowance for doubtful accounts has been provided.

Recently Issued Accounting Pronouncements:

For the three months ended March 31, 2018 and for the year ended December 31, 2017, the Company does not expect any of the recently issued accounting pronouncements to have a material impact on its financial condition or results of operations.

Note 2 - Uncertainty, going concern:

The Company’s financial statements are prepared using generally accepted accounting principles in the United States of America applicable to a going concern which contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company has not yet established an ongoing source of revenues sufficient to cover its operating costs to allow it to continue as a going concern. As of March 31, 2018, the Company had an accumulated deficit of $3,192,475. The ability of the Company to continue as a going concern is dependent on the Company obtaining adequate capital to fund operating losses until it becomes profitable. If the Company is unable to obtain adequate capital, it could be forced to cease operations.

In order to continue as a going concern, the Company will need, among other things, additional capital resources. The Company is contemplating conducting an offering of its debt or equity securities to obtain additional operating capital. The Company is dependent upon its ability, and will continue to attempt, to secure equity and/or debt financing. There are no assurances that the Company will be successful and without sufficient financing it would be unlikely for the Company to continue as a going concern.

The ability of the Company to continue as a going concern is dependent upon its ability to successfully accomplish the plans described in the preceding paragraph and eventually secure other sources of financing and attain profitable operations. These financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts, or amounts and classification of liabilities that might result from this uncertainty.

ALPHA NETWORK ALLIANCE VENTRUES, INC.

 (A DEVELOPMENT STAGE ENTERPRISE)

NOTES TO FINANCIAL STATEMENTS

UNAUDITED

March 31, 2018

Note 3 – Property and Equipment, net

Property and equipment at year-end consisted of:

	March 31,	December 31,
	2017	2017

Transportation Equipment	$44,132	$44,132
Less: Accumulated Depreciation	35,616	34,043
Property and equipment, net	$8,516	$10,089

The Company recorded depreciation expense of $1,573 and $6,292 for the three months ended March 31, 2018 and for the year ended December 31, 2017, respectively.

Note 4 - Related Party Transactions:

Due to related parties included in the balance sheets as of December 31, 2017 and December 31, 2016 were loans from the Company’s director and CEO, Mr. Eleazar Rivera. He has lent the Company noninterest bearing amounts of $ 929,595 as of March 31, 2018 and $857,421 as of December 31, 2017. Of this amount, $629,594 is designated as advances from stockholders, while $300,000 is designated as deposit for future share subscriptions. No subscribed shares are outstanding that cannot be legally issued until paid for. These advances are unsecured and there are no terms for repayment.

Note 5 - Common Stock:

Since inception, the Company has issued 108,531,251shares of stock for $169,567 cash.

During the year ended December 31, 2012, the Company issued for cash 158,500 shares of stock for $18,750

During the year ended December 31, 2013, the Company issued for cash 205,868 shares of stock for $30,800. Additionally, the Company received $43,887 cash for 277,366 unissued shares of common stock. These shares were issued in the first quarter 2014.

The Company had the following stock transactions for the year ended December 31, 2014:

The Company issued 277,366 shares of stock for the funds received and recorded as a stock subscription for the period ending December 31, 2013.

The Company issued 514,317 shares of stock for 78,332 cash.

The company had no new shares issued for the years 2017, 2016 and 2015.

ALPHA NETWORK ALLIANCE VENTRUES, INC.

 (A DEVELOPMENT STAGE ENTERPRISE)

NOTES TO FINANCIAL STATEMENTS

UNAUDITED

March 31, 2018

Note 6 – Employment Contract

On November 24, 2014, the Company entered into an employment agreement with its Chief Executive Officer and majority shareholder for a (5) five year employment agreement. The employment agreement calls for an annual salary of $300,000 plus a monthly bonus of 2% of all sales paid on a monthly basis. The agreement also includes a 10% increase every December 1st. This contract renews on an annual basis following the (5) year term and can be canceled by the Company or the employee.

On December 1, 2017, another employment agreement, with the same terms and conditions, was entered into by the company with its Chairman of the board.

The balance of this accrued compensation as of March 31, 2018 was $1,250,000. The balance at December 31, 2017 was $1,250,000.

Note 7 - Subsequent Events

Alpha’s management has evaluated events occurring between March 31, 2018 and May 21, 2018, which is the date of the financial statements were available to be issued, and has recognized in the financial statements the effects of all subsequent events that provide additional evidence about conditions that existed at May 21, 2018, including the estimates inherent in the processing of the financial statements.

On April 4, 2018, the company filed with the Securities and Exchange Commission a registration statement (Form S-1) under the Securities Act of 1933 to register securities for initial public offering of 100,000,000 shares of common stock at a fixed price $0.45 per share and 10,000,000 shares of common stock offered by selling stockholders at an initial price of $0.45 and may eventually be offered at prevailing market prices or privately negotiated prices. The offering is being conducted on a self-underwritten, best effort basis, which means that management, will attempt to sell the shares. The common stock offered by the selling stockholders will not be sold until the company sells all of the 100,000,000 sales in its offering.

Any funds that will be raised from the offering of 100,000,000 common shares shall be immediately available for use as follows:

Product Development	10%	Expansion to 10 countries	20%
Infrastructure	10%	Inventory for 6 months allocations	25%
Executive salaries	10%	Legal and accounting	2%
Staff salaries	20%	Transfer agent, contingencies
		And other expenses	3%
Total			100%

The offering price of the 100,000,000 shares being offered has been determined arbitrarily by the management. The price does not bear any relationship to the company’s assets, book value, earnings, or other established criteria for valuing a privately held company. In determining the number of shares to be offered and the offering price, the company took into consideration its cash on hand and the amount of money the company would need to implement its business plan. Accordingly, the offering price should not be considered an indication of the actual value of the securities. The will not receive any of the proceeds from the sale of the 10,000,000 common shares being offered for sale by the selling stockholders, which 10,000,000 shares of our common stock may be offered and sold from time to time by the selling stockholders. The selling shareholders will sell our shares at prevailing market prices or privately negotiated prices.

ALPHA NETWORK ALLIANCE VENTRUES, INC.

 (A DEVELOPMENT STAGE ENTERPRISE)

NOTES TO FINANCIAL STATEMENTS

UNAUDITED

March 31, 2018

The common shares being offered for resale by the 2 selling stockholders consist 5,000,000 of our common stock, $0.0001 par value. The following table sets forth the shares beneficially owned, as of the date of the prospectus, by the selling stockholders prior to the offering by existing stockholders contemplated by this prospectus, the number of shares each selling stockholder is offering by this prospectus and the number of shares which each would own beneficially if all such offered shares are sold.

Beneficial ownership is determined in accordance with Securities and Exchange Commission rules. Under these rules, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, or investment power, which includes the power to vote or direct the voting of the security. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Under the Securities and Exchange Commission rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she may not have any pecuniary beneficial interest. Except as noted below, each person has sole voting and investment power.

The percentages below are calculated based on 113,405,751 shares of the company’s common stock issued and outstanding as of the date of the prospectus. The company does not have any outstanding options, warrants or other securities exercisable for or convertible into shares of our common stock. None of the selling stockholders is a broker-dealer or an affiliate of a broker-dealer.

Name of Selling Shareholder	Shares Owned Before the Offering	Total Number of Shares to be Offered for the Security Holder’s Account	Total Shares Owned After the Offering is complete	Percentage of Shares Owned After the Offering is complete

Eleazar Rivera	50,543,020	5,000,000	45,543,020	21.34%
Ronie Tan	51,418,000	5,000,000	46,418,000	21.75%
Totals	101,961,020	10,000,000	91,961,020	43.09%

[OUTSIDE BACK COVER PAGE]

PROSPECTUS

ALPHA NETWORK ALLIANCE VENTURES INC.

100,000,000 SHARES OF
COMMON STOCK
TO BE SOLD BY ALPHA NETWORK ALLIANCE VENTURES INC.

10,000,000 SHARES OF
COMMON STOCK
TO BE SOLD BY CURRENT SHAREHOLDERS

We have not authorized any dealer, salesperson or other person to give you written information other than this prospectus or to make representations as to matters not stated in this prospectus. You must not rely on unauthorized information. This prospectus is not an offer to sell these securities or a solicitation of your offer to buy the securities in any jurisdiction where that would not be permitted or legal. Neither the delivery of this prospectus nor any sales made hereunder after the date of this prospectus shall create an implication that the information contained herein nor the affairs of the Issuer have not changed since the date hereof.

Until ___________, 2018 (90 days after the date of this prospectus), all dealers that effect transactions in these shares of common stock may be required to deliver a prospectus. This is in addition to the dealer’s obligation to deliver a prospectus when acting as an underwriter and with respect to their unsold allotments or subscriptions.

THE DATE OF THIS PROSPECTUS IS ____________, 2018

PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the estimated expenses in connection with the issuance and distribution of the securities being registered hereby. All such expenses will be borne by the Company; none shall be borne by any selling security holders.

Item	Amount ($)
SEC Registration Fee	$5,289.25
Accounting Fees	15,000
Legal fees	15,000
Transfer Agent fees	2,000
Printing Costs	2,000
TOTAL	$39,289.25

INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Registrant has authority under General Corporation Law of the State of Delaware to indemnify its directors and officers to the extent provided in such statute. The Registrant’s Articles of Incorporation provide that the Registrant shall indemnify each of its executive officers and directors against liabilities imposed upon them (including reasonable amounts paid in settlement) and expenses incurred by them in connection with any claim made against them or any action, suit or proceeding to which they may be a party by reason of their being or having been a director or officer of the Registrant.

The provisions of the General Corporation Law of the State of Delaware that authorize indemnification do not eliminate the duty of care of a director, and in appropriate circumstances equitable remedies such as injunctive or other forms of nonmonetary relief will remain available under Delaware law. In addition, each director will continue to be subject to liability for (a) violations of the criminal law, unless the director had reasonable cause to believe his conduct was lawful or had no reasonable cause to believe his conduct was unlawful; (b) deriving an improper personal benefit from a transaction; (c) voting for or assenting to an unlawful distribution; and (d) willful misconduct or a conscious disregard for the best interests of the Registrant in a proceeding by or in the right of the Registrant to procure a judgment in its favor or in a proceeding by or in the right of a shareholder. The statute does not affect a director’s responsibilities under any other law, such as the federal securities laws or state or federal environmental laws.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the “1933 Act”) may be permitted to directors, officers or controlling persons of Registrant, pursuant to the foregoing provisions or otherwise, Registrant has been advised that, in the opinion of the Securities and Exchange Commission (the “Commission”), such indemnification is against public policy as expressed in the 1933 Act, and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of Registrant in the successful defense of any suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

RECENT SALES OF UNREGISTERED SECURITIES

None.

EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

The following exhibits are filed as part of this registration statement:

Exhibit	Description
2.1	Agreement and Plan of Merger dated June 1, 2011 by and between Registrant and Alpha Network Alliance Ventures Inc.(1)
3.1.1	Certificate of Incorporation of Registrant(2)
3.1.2	Certificate of Amendment to Articles of Incorporation (3)
3.1.3	Certificate of Merger(3)
3.2.1	Bylaws (2)
5.1	Opinion of Law Offices of Thomas E. Puzzo, PLLC, regarding the legality of the securities being registered (6)
10.1	Employment Agreement dated November 23, 2014, by and between Alpha Network Alliance Ventures, Inc. and Eleazar Rivera.(4)
10.2	Employment Agreement dated December 1, 2017 by and between Alpha Network Alliance Ventures, Inc. and Ronie Tan.(5)
23.1	Consent of Yu Certified Accountant, P.C. (6)
23.2	Consent of Law Offices of Thomas E. Puzzo, PLLC (included in Exhibit 5.1)

  _____________

(1)	Incorporated by reference to the Registrant’s Form 8-K (File No. 000-54126) filed with the Commission on June 13, 2011.
(2)	Incorporated by reference to the Registrant’s Form 10 (File No. 000-54126) filed with the Commission on September 23, 2010.
(3)	Incorporated by reference to the Registrant’s Form S-1 (File No. 333-182596) filed with the Commission on July 10, 2012.
(4)	Incorporated by reference to the Registrant’s Form 10-K (File No. 000-54126) filed with the Commission on April 15, 2015.
(5)	Incorporated by reference to the Registrant’s Form S-1 (File No. 333-224132) filed with the Commission on April 4, 2018.
(6)	Incorporated by reference to the Registrant’s Amendment No. 1 to Form S-1 (File No. 333-224132) filed with the Commission on May 8, 2018.

UNDERTAKINGS

The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales of securities are being made, a post-effective amendment to this registration statement to:

(i)	Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (Sec.230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.
(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or our securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has authorized this registration statement to be signed on its behalf by the undersigned, in Riverside, California, on the 31st day of May 2018.

ALPHA NETWORK ALLIANCE VENTURES INC. (Registrant)

By:	/s/ Eleazar Rivera
Name:	Eleazar Rivera
Title:	President, Secretary and Treasurer
(Principal Executive Officer and Principal Financial and Accounting Officer)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Omar Aamar, as his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement on Form S-1 of Alpha Network Alliance Ventures Inc., and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, grant unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitutes, may lawfully do or cause to be done by virtue hereof.

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

Signature	Title	Date

/s/ Eleazar Rivera	President, Secretary, Treasurer and Director	May 31, 2018
Eleazar Rivera	(Principal Executive Officer and
Principal Financial and Accounting Officer)

Signature	Title	Date

/s/ Ronie Tan	Director	May 31, 2018
Ronie Tan